Exhibit 10.10

AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE made this 21st day of October, 2005 by and between PHILLIPSBURG ASSOCIATES, L.P., a Pennsylvania limited partnership (hereinafter called “Landlord”), and CELLDEX THERAPEUTICS, INC. a Delaware corporation (hereinafter called “Tenant”).

1.                                      FUNDAMENTAL LEASE PROVISIONS.

(a)                                 “Building”: shall mean the building located at 942 Memorial Parkway, Phillipsburg, New Jersey 08865, and commonly known as building #20 in the Phillipsburg Commerce Park (the “Complex”).

(b)                                 “Building RSF”: shall mean the rentable square footage of the Building, which is deemed to be 132,000 rentable square feet, as the same may be adjusted from time to time.

(c)                                  “Property”: shall mean the Building and the parcel(s) of land on which the Building is located, together with all improvements thereon.

(d)                                 “Demised Premises”: shall mean the area identified on the plan attached hereto as Exhibit “A”. The Demised Premises are located on the 4th floor of the Building and are designated as Suite 400.

(e)                                  “Tenant’s RSF”: shall mean the rentable square footage of the Demised Premises, which is mutually agreed by Landlord and Tenant to be the stipulated amount of 9,446 rentable square feet of office space (the “Office Space”) and 9,922 rentable square feet of laboratory space (the “Lab Space”). Notwithstanding the foregoing, within ninety (90) days after the Commencement Date, Landlord may, at its option, cause its architect to measure the Building and the Demised Premises in accordance with the BOMA measurement standard and to certify the same to Landlord and Tenant. Within thirty (30) days after receipt of Landlord’s architect’s measurement, Tenant shall have the right to cause its architect to confirm Landlord’s architect’s measurement, using the same measurement standard as Landlord’s architect. If the two architects’ measurements differ by less than two percent (2%), the determination of Landlord’s architect shall be binding upon the parties. If the two architects’ measurements differ by more than two percent (2%), and Landlord and Tenant cannot promptly resolve any differences regarding such square footage, then the Landlord’s architect and the Tenant’s architect shall agree upon a third, neutral architect or space planner with at least ten (10) years of interior design and measurement experience to resolve any conflicts, and the measurement determined by such neutral architect shall be binding upon the parties. Following determination of the rentable square footage of the Demised Premises, the Annual Base Rent and Tenant’s Fraction shall be equitably adjusted retroactive to the Commencement Date.

(f)                                   “Annual Base Rent”:

Period (measured from the Commencement Date)	Annual Base Rent	Monthly Installment	Base Rent/R.S.F.
Months 1 through 12	$347,655.50	$28,971.30	$17.95
Months 13 through 24	$347,655.50	$28,971.30	$17.95
Months 25 through 36	$347,655.50	$28,971.30	$17.95
Months 37 through 48	$347,655.50	$28,971.30	$17.95
Months 49 through the expiration	$347,655.50	$28,971.30	$17.95

Provided that Tenant is not in default in the performance of any of its obligations hereunder, for a period of four (4) months from the Commencement Date (as defined hereinafter) (“Free Rent Period”), Tenant shall have no obligation to pay Annual Base Rent (“Free Rent”); provided further, that in all other respects this Lease shall be in full force and effect. Notwithstanding the foregoing, Tenant agrees that, during the Free Rent Period, Tenant shall pay to Landlord all of Tenant’s utilities as set forth in Section 8 herein and Tenant’s Share of Operating Expenses as set forth in Section 7 herein (inclusive of the amount of Tenant’s Base Year under Section 1(h)).

(g)                                  “Tenant’s Fraction”: 14.67%, which is the Tenant’s RSF divided by the Building RSF, as the same may be adjusted from time to time.

(h)                                 “Base Year”: Operating Expenses for the first twelve (12) consecutive months following the Commencement Date.

(i)                                     “Term”: Sixty-four (64) months commencing on the Commencement Date and ending on the date (the “Expiration Date”) which is (i) the day immediately preceding the sixty-fourth (64th) monthly anniversary of the Commencement Date, if the Commencement Date is the first day of a calendar month, or (ii) the last day of the calendar month in which the sixty-fourth (64th) monthly anniversary of the Commencement Date occurs, if the Commencement Date is any day other than the first day of a calendar month.

(j)                                    “Commencement Date”: The later to occur of (i) the one hundred and fifth (105th) day after the Lab Space Delivery Date (as hereinafter defined) and (ii) the Office Space Delivery Date (as hereinafter defined). Upon the request of either party, following the determination of the Commencement Date, Landlord and Tenant shall enter into a mutually acceptable Commencement Date Agreement confirming the Commencement Date.

(k)                                 “Office Space Delivery Date”: The date on which the work to be performed by Landlord constituting the Tenant Improvements are “Substantially Completed” pursuant to the terms of Section 3 below. Notwithstanding the foregoing, in the event that the Office Space Delivery Date is delayed due to a Tenant Delay (as hereinafter defined) then the Office Space Delivery Date shall be deemed to occur on the Estimated Delivery Date, subject to extension for delays other than those caused in whole or in part by Tenant.

(l)                                     “Lab Space Delivery Date”: The date on which Landlord delivers possession of the Lab Space to Tenant in its “AS IS” condition for the purpose of allowing Tenant to commence construction of the Lessee Improvements.

(m)                             “Estimated Delivery Date”: February 15, 2006.

(n)                                 “Construction Information Submission Date:” November 1, 2005.

(o)                                 “Tenant-Approved Drawings Submission Date:” December 1, 2005.

(p)                                 “Outside Approval Date:” December 23, 2005.

(q)                                 “Notice Addresses:”

Landlord:             Phillipsburg Associates, L.P.

c/o Preferred Real Estate Investments, Inc.

1001 E. Hector Street, Suite 100

Conshohocken, PA 19428

Attn: Legal Department

with a copy to:

Preferred +

1001 E. Hector Street, Suite 100

Conshohocken, PA 19428

Tenant:                                                 Prior to the Commencement Date:

Celldex Therapeutics, Inc.

519 Route 173 West

Bloomsbury, NJ. 08804

Attn: Anthony Marucci

After the Commencement Date:

At the Demised Premises

At all times with a copy to:

Satterlee Stephens Burke & Burke LLP

47 Maple Street

Summit, New Jersey 07901

Attn: Howard A. Neuman, Esq.

(r)                                    “Rent Payment Address” / “Property Manager”:

Phillipsburg Associates, L.P.

c/o Preferred Plus

W510647

P.O. Box 7777

Philadelphia, PA 19175-0647

(s)                                   “Security Deposit:”  $173,827.80

(t)                                    “Permitted Use”: General Office and Laboratory Use

(u)                                 Broker:

“Landlord’s Broker” - Preferred Real Estate Advisors, Inc.

“Tenant’s Broker” -    Cushman & Wakefield of NJ

2.                                      DEMISED PREMISES / COMMON AREAS. Landlord, for the Term, and subject to the provisions and conditions hereof, leases to Tenant and Tenant accepts from

Landlord, the Demised Premises. Tenant shall not use or occupy, or permit or suffer to be used or occupied, the Demised Premises or any part thereof, other than for the Permitted Use. Tenant shall further have the non-exclusive right, in common with the other tenants and occupants of the Building and with others who have been granted such rights by Landlord, to use the “Common Areas” of the Building. As used herein, “Common Areas” shall mean any areas or facilities designated by Landlord from time to time for the general use of all tenants in the Building, including any non-reserved parking areas, driveways, sidewalks, hallways, restrooms, and other similar public areas and access ways of the Building to the extent designated as “Common Areas” by Landlord.

3.                                      TENANT IMPROVEMENTS.

(a)                                 Office Space:

(i)                                     With respect to the Office Space, Landlord shall construct, or cause to be constructed, at Tenant’s sole cost and expense (subject to the Landlord’s Maximum Tl Contribution (as hereinafter defined)), in a good and workmanlike manner, certain improvements to the Office Space as provided for in the Tenant’s Plans (as hereinafter defined). The work described in the Tenant’s Plans is hereinafter referred to as the “Tenant Improvements”. Except for the Tenant Improvements, Landlord shall have no obligation to perform any improvements to the Office Space to prepare the same for Tenant’s occupancy, and Tenant acknowledges that Tenant has inspected the Office Space and accepts the same in its “AS IS” condition, without any representation or warranty by Landlord, express or implied; provided, however, that Tenant assumes no responsibility in respect to latent defects in the Office Space for a period of one (1) year after the Commencement Date, provided that Tenant notifies Landlord in writing of such defects, or for defects caused during the Term of this Lease by the negligence or misconduct of Landlord, its employees and agents. The responsibility for correcting such defects resides in Landlord.

(ii)                                  Landlord and Tenant have attached hereto the initial plans (the “Initial Plans”) for the Tenant Improvements, consisting of that portion of the space plan attached hereto as Exhibit “B” (the “Space Plan”) as is applicable to the Office Space and the construction standards attached hereto as Exhibit “B-1” (the “Construction Standards”). On or before the Construction Information Submission Date, Tenant shall submit sufficient information, including, without limitation, Tenant’s finish selections, mechanical loads, electrical loads and locations, furniture plans and special lighting and use requirements, if any (collectively, the “Construction Information”), to, and as required by, Blackney Hayes Architects (the “Architect”) to enable the Architect to prepare and deliver to Tenant in sufficient time for Tenant to deliver to Landlord, on or before the Tenant-Approved Drawings Submission Date, complete construction and permit drawings for the Tenant Improvements (collectively, the “Construction Drawings”) which have been approved by Tenant. The Construction Drawings shall: (i) strictly conform to the Initial Plans; (ii) include all information and specifications necessary for Landlord to complete the Tenant Improvements and to obtain all required permits and approvals therefor; and (iii) strictly conform to all applicable laws and requirements of governmental authorities and insurance underwriters’ requirements. Within two (2) business days after Tenant’s approval of the Construction Drawings, Tenant shall submit the same to Landlord for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed provided that the Construction Drawings meet the foregoing requirements. If Landlord disapproves the Construction Drawings, (including, without limitation, for failure of the Construction Drawings to strictly conform to the Initial Plans) or if the Construction Drawings are disapproved by any applicable governmental authority, Tenant shall cause the Architect to promptly make any changes in the Construction Drawings reasonably required by Landlord and/or such governmental authority, as the case may be. Tenant acknowledges that the Estimated Delivery Date is conditioned upon Landlord and all applicable governmental authorities approving the Construction Drawings on or before the Outside Approval Date.

(iii)                               The Initial Plans and the Construction Drawings, as finally approved by Landlord and all applicable governmental authorities pursuant to subparagraph (b) above, are hereinafter collectively referred to as the “Tenant’s Plans.” All work described in the Tenant’s Plans shall be furnished, installed and performed by Landlord, utilizing a general contractor selected by Landlord, for the Total TI Costs (as hereinafter defined), which Total Tl Costs shall be paid by Tenant (subject to the Landlord’s Maximum TI Contribution) as provided herein. The “Total TI Costs” shall mean all costs and expenses incurred by Landlord in connection with the completion of the Tenant Improvements, including, without limitation: (i) Landlord’s out-of-pocket contract or purchase price(s) for materials, components, labor and services, plus (ii) Landlord’s architects’ and engineers’ fees and costs, plus (iii) fees for all required permits and approvals, plus (iv) an amount equal to ten percent (10%) of the foregoing items as Landlord’s construction management fee. Notwithstanding anything to the contrary contained herein, if the final Construction Drawings, as finally approved by Landlord and all applicable governmental authorities, contain any work which was not included in, or otherwise exceeds the scope of, the Initial Plans, then the same shall constitute a change order requested by Tenant (a “Tenant Change Order”) and shall be governed by the provisions of subparagraph (d) below relating to Tenant Change Orders.

(iv)                              In constructing the Tenant Improvements, Landlord reserves the right to: (1) make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, and (ii) make changes necessitated by conditions met during the course of construction; provided, however, that Tenant’s approval of any such change (and any reduction of or increased cost incident thereto) shall first be obtained, which approval shall not be unreasonably withheld. Tenant Change Orders shall not be permitted without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed by Landlord. If Landlord approves any Tenant Change Order then any increase in the cost of constructing the Tenant Improvements resulting from such Tenant Change Order shall be added to the Total TI Costs. As a condition to Landlord’s approval of any Tenant Change Order, Landlord may require that, prior to Landlord’s commencement of any work related to such Tenant Change Order, Tenant shall pay to Landlord one hundred percent (100%) of the amount estimated by Landlord to become due to Landlord from Tenant with respect to such Tenant Change Order, which prepaid amount shall be applied against the last of the costs incurred by Landlord with respect to such Tenant Change Order.

(v)                                 Upon Substantial Completion of the Tenant Improvements, Landlord shall notify Tenant, and Tenant shall inspect the Office Space with Landlord within three (3) business days after Tenant’s receipt of Landlord’s notice. Upon completion of the inspection, it shall be presumed that all work theretofore performed by or on behalf of Landlord was satisfactorily performed in accordance with, and meeting the requirements of this Lease, excepting, however: (i) required work not actually completed by Landlord and which is identified at the time of the inspection on a list prepared by the construction representatives of Landlord and Tenant, or (ii) to latent defects in such work which could not reasonably have been discovered at the time of the inspection provided that Tenant notifies Landlord in writing of such defects within one (1) year after the Commencement Date.

(vi)                              The Tenant Improvements shall be deemed to be “Substantially Completed” when: (i) the work shown on the Tenant’s Plans has been completed except for minor or insubstantial details of construction, mechanical adjustments, or finishing touches like plastering or painting, which items shall not adversely affect Tenant’s conduct of its ordinary business activities in the Office Space, and (ii) if required under the applicable code or ordinance of the municipality in which the Building is located, the municipality has issued a temporary or permanent certificate of occupancy (or similar certificate) or has otherwise approved the work completed as part of the Tenant Improvements. Notwithstanding the foregoing, in the event that Substantial Completion of the Tenant Improvements is delayed, in whole or in part, by Tenant for any reason (a “Tenant Delay”), including, without limitation, the reasons set forth in subparagraphs (aa) through (dd) below, then Tenant’s obligation to pay Rent hereunder shall not be affected or deferred on account of such delay and, for purposes of establishing the Commencement Date hereunder, the “Office Space Delivery Date” shall be deemed to occur on the date the Office Space would have been Substantially Completed absent Tenant Delay:

(aa)                          Tenant’s failure to: (1) deliver Tenant’s Construction Information on or before the Construction Information Submission Date; (2) submit to Landlord, on or prior to the Tenant Approved Drawings Submission Date, Construction Drawings approved by Tenant; provided, however, that Tenant shall be afforded not fewer than ten (10) days to review Construction Drawings before any delay in submitting same to Landlord shall constitute Tenant Delay; or (3) promptly make changes in the Construction Drawings reasonably required by Landlord or any applicable governmental authority in connection with the approval thereof.

(bb)                          Tenant Change Order(s) provided that Landlord, upon each receipt of a request for a Change Order, furnished Tenant with a notice setting forth Landlord’s good faith estimate of the anticipated delay attributable to such Change Order and a reasonable opportunity for the Tenant to rescind its request for such Change Order; or

(cc)                            delays, not caused by Landlord, in furnishing special items which are not readily available (“Long Lead Items”) or procuring specialized labor required for installation of Long Lead Items, provided that Tenant shall be notified of Landlord’s good faith estimate of the anticipated delay promptly after discovery thereof by Landlord, and shall be given an opportunity to specify alternative materials or requirements which are readily available; or

(dd)                          the performance of any work or activity in the Office Space by Tenant or any of its employees, agents or contractors (including, without limitation, the installation of Tenant’s furniture, cabling or equipment). Without limiting the foregoing, Tenant specifically acknowledges that the municipality’s issuance of a certificate of occupancy (or similar certificate) may be conditioned upon Tenant’s installation of its furniture, cabling or equipment or the completion of any other work or activity in the Office Space by Tenant or any of its employees, agents or contractors. In such event, if the municipal authority will not issue a certificate of occupancy (or similar certificate) or schedule an inspection of the Office Space due to Tenant’s failure to install such furniture, cabling or equipment or failure to complete such other work or activity, then the same shall constitute a Tenant Delay hereunder; provided, however, that in such case the reasonable time required to install same shall not constitute Tenant Delay.

(vii)                           Provided that Tenant is not in default in the performance of any of its obligations hereunder, Landlord shall contribute up to a maximum amount of eighteen dollars ($18.00) per rentable square foot of the Office Space (the “Landlord’s Maximum TI Contribution”) to be applied solely against the Total TI Costs. In the event that the Total TI Costs exceed the amount of the Landlord’s Maximum TI Contribution, Tenant shall reimburse Landlord for such excess from time to time during the progress of the work within ten (10) days after receipt of Landlord’s invoice(s) therefor; provided, however, that Landlord may require that, before Landlord commences any work, Tenant shall pay to Landlord fifty percent (50%) of the amount estimated by Landlord to become due to Landlord therefor, which fifty percent (50%) shall be applied against the last of the Tenant Improvements to be paid for by Tenant to Landlord. Following payment of the final invoice, the Total TI Costs shall be subject to examination by Tenant, and Tenant shall have reasonable access to Landlord’s cost records relative thereto. In the event that the Total TI Costs are less than the Landlord’s Maximum TI Contribution, Landlord shall be entitled to the benefit of the savings and Tenant shall not be entitled to any refund or credit against the Rent payable hereunder.

(b)                                 Lab Space:

(i)                                     With respect to the Lab Space, Landlord shall have no obligation to perform any improvements to the Lab Space to prepare the same for Tenant’s occupancy, and Tenant acknowledges that Tenant has inspected the Lab Space and accepts the same in its “AS IS” condition, without any representation or warranty by Landlord, express or implied; provided, however, that Tenant assumes no responsibility in respect to latent defects in the Lab Space for a period of one (1) year after the Commencement Date, provided that Tenant notifies Landlord in writing of such defects, or for defects caused during the Term of this Lease by the negligence or misconduct of Landlord, its employees and agents. The responsibility for correcting such defects resides in Landlord.

(ii)                                  Tenant shall perform, at its sole cost and expense, all work which Tenant deems necessary or desirable to prepare the Lab Space for Tenant’s initial occupancy (collectively, the “Lessee Improvements”), which Lessee Improvements shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed by Landlord. All work shall be performed in a good and workmanlike manner and in accordance with all applicable laws. Prior to the commencement of any work within the Lab Space, Tenant shall submit to Landlord, for Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, proposed plans and specifications (the “Proposed Lessee’s Plans”) for the Lessee Improvements, which Proposed Lessee’s Plans shall be prepared by a registered architect and engineer licensed to do business within the State in which the Property is located. The Proposed Lessee’s Plans shall include all information and specifications reasonably necessary for Landlord to fully review the work described therein and shall conform to all applicable laws and requirements of public authorities and insurance underwriters’ requirements. If Landlord disapproves the Proposed Lessee’s Plans, Landlord shall state specifically the reasons for such disapproval, and Tenant shall cause its architect and/or engineer to promptly make any changes in the Proposed Lessee’s Plans reasonably required by Landlord. The Proposed Lessee’s Plans, as finally approved by Landlord, are hereinafter referred to as the “Lessee’s Plans”.

(iii)                               All subsequent changes in the Lessee’s Plans shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord approves any change in the Lessee’s Plans, Tenant shall construct, at Tenant’s sole cost and expense, the Lessee Improvements in accordance with such change.

(iv)                              Landlord shall have the right to inspect Tenant’s construction of the Lessee Improvements to ensure compliance with the provisions of this Section. Landlord shall be entitled to receive a construction supervision fee equal to five percent (5%) of Tenant’s Costs.

(v)                                 During the period commencing on the Lab Space Delivery Date and expiring on the day immediately preceding the Commencement Date (the “Construction Period”), all of Tenant’s obligations under this Lease with respect to the Lab Space shall apply except for Tenant’s obligation to pay the Annual Base Rent and Tenant’s Share of Operating Expenses. Without limiting the foregoing, Tenant expressly acknowledges that Tenant shall be responsible for all utilities consumed within the Lab Space during the Construction Period.

(vi)                              All contractors utilized by Tenant for the performance of the Lessee Improvements shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed by Landlord. Tenant shall submit the names of the Tenant’s proposed contractors to Landlord for Landlord’s prior approval at least five (5) business days prior to the initial entry into the Building or the Lab Space by Tenant’s contractors. In addition, prior to the initial entry into the Building or the Lab Space by Tenant and by each of Tenant’s contractors, Tenant shall furnish Landlord, at Tenant’s sole cost and expense, with policies of insurance covering Landlord, the Property Manager and their respective agents and employees, with such coverages and in such amounts as Landlord may then reasonably require in order to insure Landlord, its beneficiaries or agents against loss or liability for injury or death or damage to property arising out of or related to the construction of the Lessee Improvements. Tenant agrees that Tenant and Tenant’s Contractors and their activities in the Building and Lab Space or otherwise relating to the construction of the Lessee Improvements will not [interfere with or delay the completion of the Base Building Work to be performed by Landlord and will not] interfere with any activities of Landlord and the tenants and other occupants of the Building.

(vii)                           Following the execution of this Lease by Landlord and Tenant’s submission of the Proposed Lessee’s Plans and the estimated costs of the Lessee Improvements, provided that Tenant is not in default in the performance of any of its obligations hereunder, Landlord shall from time to time during the progress of the Lessee Improvements pay to Tenant the costs of the Lessee Improvements, in cash, within twenty (20) days after Landlord’s receipt of Tenant’s invoice(s) therefor; provided, however, that such payments shall not exceed, in the aggregate, an amount equal to the product of Eighteen Dollars ($18.00) and the total rentable square footage of the Lab Space (the “Lessor’s Maximum Tl Contribution”). In the event that the costs of the Lessee Improvements exceed the amount of the Lessor’s Maximum TI

Contribution, Tenant shall be solely responsible for such excess. Following payment of the final invoice, the costs of the Lessee Improvements shall be subject to examination by Landlord, and Landlord shall have reasonable access to Tenant’s cost records relative thereto.

4.                                      DELAY IN POSSESSION. Landlord currently anticipates that the Office Space Delivery Date will occur on or about the Estimated Delivery Date. If the Office Space Delivery Date has not occurred by the Estimated Delivery Date because of the holding over or retention of possession of any tenant or occupant, or if any repairs or improvements to the Demised Premises are not completed, or for any other reason, Landlord shall not be subject to any liability to Tenant. Under such circumstances (but subject to the provisions herein relating to Tenant Delay), the Rent reserved and covenanted to be paid herein shall not commence until the Commencement Date, and no such failure to deliver possession shall in any other respect affect the validity of this Lease. Notwithstanding the foregoing, in the event that the Commencement Date for the Office Space does not occur by the date which is thirty (30) days after the Estimated Delivery Date (other than on account of a Tenant Delay), then Tenant shall be entitled, as its sole and exclusive remedy, to a rent credit equal to one day’s Base Rent (net of Operating Expenses) for each day that the Commencement Date is delayed beyond such thirtieth (30th) day after the Estimated Delivery Date; provided, however, in no event shall such credit exceed One Hundred and Twenty (120) days’ free Base Rent (net of Operating Expenses) in the aggregate. In the event that the Commencement Date has not occurred by the date which is One Hundred and Twenty (120) days after the Estimated Delivery Date (other than on account of a Tenant Delay), then Tenant shall thereafter have the right to terminate this Lease by delivering fifteen (15) days’ written notice thereof to Landlord at any time prior to the Commencement Date; provided, however, that if the Commencement Date shall occur within fifteen (15) days after Landlord’s receipt of Tenant’s termination notice, then Tenant’s termination notice shall be null and void and this Lease shall remain in full force and effect.

5.                                      RENT.

(a)                                 During the Term, Tenant shall pay to Landlord the Annual Base Rent in the amounts set forth in Section 1 (Fundamental Lease Provisions) above. Such Annual Base Rent shall be payable in equal monthly installments in advance on the first day of each calendar month.

(b)                                 The term “Rent” as used in this Lease shall mean the Annual Base Rent, Tenant’s Share of Operating Expenses (as hereinafter defined), utilities and all other additional rent or other sums payable by Tenant to Landlord under this Lease. All Rent other than the Annual Base Rent is referred to herein as “Additional Rent.”

(c)                                  The first installment of Rent shall be payable on the Commencement Date. If the Term begins on a day other than the first day of a calendar month, Rent from such day until the first day of the following calendar month shall be prorated on a per diem basis for each day of such partial month.

(d)                                 All Rent and other sums due to Landlord hereunder shall be payable to Landlord c/o Landlord’s Property Manager at the Rent Payment Address specified in Section 1 (Fundamental Lease Provisions), or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant, without demand and without deduction, set-off or counterclaim (except to the extent demand or notice shall be expressly provided for herein).

(e)                                  If Landlord, at any time or times, shall accept said Rent due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as, a waiver of any of Landlord’s rights hereunder.

6.                                      SECURITY DEPOSIT.

(a)                                 As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited (or shall deposit upon execution hereof by Tenant) with Landlord the Security Deposit, which shall not constitute Rent for any month (unless so applied by Landlord on account of Tenant’s default) or a measure of Tenant’s liability for damages. Upon a default by Tenant hereunder, Landlord shall have the right, without prejudice to any other remedy, to apply so much of the Security Deposit as is necessary to cure such default or pay any expenses (including, without limitation, reasonable attorney’s fees) incurred as a result of such default. Tenant shall, upon demand, restore any portion of said Security Deposit applied by Landlord to the cure of any default by Tenant hereunder. Landlord shall place the Security Deposit in a segregated account, but without any liability to pay any interest thereon. To the extent that Landlord has not applied said sum on account of a default, the Security Deposit shall be returned (without interest) to Tenant within thirty (30) days following the latest to occur of: (a) the Expiration Date, (b) the payment by Tenant of any arrearages of Rent (including Additional Rent) then due, and (c) the date that Tenant surrenders possession of the Demised Premises in accordance with the terms of this Lease.

(b)                                 In lieu of a security deposit, Tenant may establish and maintain an unconditional letter of credit (the “Letter of Credit”) in favor of Landlord in an amount equal to the security deposit described above. The Letter of Credit shall: (i) be effective on the Commencement Date, (ii) be issued for a period of not less than one year, (iii) name Landlord as beneficiary, and (iv) be renewed for successive periods of not less than one year at each expiration date or replaced by another Letter of Credit with identical terms as the original Letter of Credit or by the Security Deposit described above. The Letter of Credit and any renewal Letter of Credit shall be drawn on PNC Bank or another bank or trust company satisfactory to Landlord, which has a location and may be drawn upon in Philadelphia, Pennsylvania. Upon a default by Tenant hereunder including but not limited to the failure to timely provide a renewal Letter of Credit to Landlord as provided below, Landlord shall have the right to present the Letter of Credit for payment and use, apply or retain the whole or any part of the proceeds thereof, to cure such default or pay any expenses (including, without limitation, reasonable attorney’s fees) incurred as a result of such default. If Landlord shall so use, apply or retain the whole or any part of the proceeds of the Letter of Credit, Tenant shall upon demand by Landlord immediately deposit with Landlord a sum of cash equal to the amount used, applied or retained, as security as aforesaid or a Letter of Credit (in the form as set forth herein) in said amount, failing which Landlord shall have the same rights and remedies as under this Lease for non-payment of Rent. In the event of any sale, transfer or leasing of Landlord’s interest in the Building, Landlord shall have the right to automatically transfer either the Letter of Credit or any sums collected thereunder without the bank’s consent, together with any other unapplied sums held by Landlord as security and the interest thereon, if any, to which Tenant is entitled, to the vendee, transferee or lessee, and upon giving notice to Tenant of such fact and the name and address of the transferee, Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new owner for the return of payment of same. Upon the expiration or termination of this Lease and the surrender of the Demised Premises by Tenant, the Letter of Credit shall automatically expire, provided that the Letter of Credit shall remain in full force and effect for a period of sixty (60) days following such surrender of possession and the Landlord may draw thereon in amounts sufficient to cover the costs of repairing any damage or replacing any damaged portion of the Demised Premises if Tenant fails to do so prior to its surrender of possession.

7.                                      PAYMENT OF OPERATING EXPENSES.

(a)                                 Commencing with the second anniversary of the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, an amount (“Tenant’s Share” or “Tenant’s Share of Operating Expenses”) equal to the product obtained by multiplying Tenant’s Fraction by the amount by which Operating Expenses (as hereinafter defined) for such calendar year exceed the Base Year (appropriately prorated for any partial calendar year included within the beginning and end of the Term).

(b)                                 As used herein, the following terms shall have the meanings set forth below:

(i)                                     “Operating Expenses” shall mean, except as expressly limited by subparagraph (ii) below, the expenses incurred by or on behalf of Landlord in respect of the operation and management of the Property and shall include, without limitation: (1) labor costs, including wages, salaries and benefits and taxes imposed upon employers with respect to persons employed by Landlord or Landlord’s managing agent for rendering service in the operation, cleaning, maintenance, repair and replacement of the Property, whether paid directly by Landlord or reimbursed to contractors or other third parties; (2) costs for the operation, cleaning, maintenance, repair and replacement of the Property, including payments to contractors; (3) the cost of steam, electricity, gas, water and sewer and other utilities chargeable to the operation and maintenance of the Property; (4) cost of premiums and deductibles for insurance for the Property including fire and extended coverage, elevator, boiler, sprinkler leakage, water damage, public liability and property damage, environmental liability, plate glass, and rent protection; (5) supplies; (6) legal and accounting expenses; (7) Taxes (as hereinafter defined) and costs of obtaining any reductions thereof; provided, however, that for the purpose of calculating Operating Expenses, costs of obtaining reductions of Taxes shall not exceed the amount of the reduction achieved for the then remaining balance of the term of this Lease; (8) management fees and expenses, including, without limitation, the fair rental value and costs associated with maintaining a management office at the Property; and (9) all other costs and expenses reasonably incurred by or on behalf of Landlord in connection with the repair, replacement, operation, maintenance, securing, insuring and policing of the Building and Property.

(ii)                                  The term “Operating Expenses” shall not include: (1) the cost of any item which, by standard accounting practice, should be capitalized, except that in lieu of capital expenses for repairs, replacements or enhancements to the Building or Property (including without limitation any upgrades for the purpose of reducing Operating Costs or for the purpose of complying with applicable laws, codes and regulations), there shall be included within Operating Expenses for each calendar year, from and after the expenditure in question, the annual amortization of such expenditure over the useful life of the item(s) in question, as reasonably determined by Landlord and including an interest factor equal to the Prime Rate of interest (the “Prime Rate”) as published from time to time in The Wall Street Journal plus two percent (2%); (2) any charge for depreciation, interest on encumbrances or ground rents paid or incurred by Landlord; (3) repossession costs, brokerage commissions, legal fees and expenses, alteration costs and other expenses of preparing space for reletting and related advertising expenses; (4) costs actually reimbursed by insurance proceeds or tenants, (5) costs of electricity, gas and any other utilities provided to tenant spaces (as opposed to Common Areas) in the Building; (6) the cost of work or services performed specifically for any other tenant (whether or not such tenant reimburses Landlord (excluding janitorial and similar services)); (7) fines and/or penalties incurred due to violations by Landlord of any law or any government rule, regulation or directive; and (8) costs related to the roof and structure of the Building.

(iii)                               “Taxes” shall mean all real estate taxes and assessments, general and special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Property or with respect to the ownership thereof. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution in whole or in part for (or in lieu of) any tax which would otherwise be included within the term “Taxes” as defined herein, then the same shall be included in the term “Taxes”, but only to the extent such other tax would be imposed upon Landlord if the Property were the only real estate owned by Landlord. If a special improvement shall hereafter be made for the sole benefit of Tenant which results in an increase in the taxable value of the Building (as opposed to general tenant improvements consistent with normal office use), then any increase in Taxes attributable to such special improvement shall be the responsibility of Tenant.

(c)                                  in determining Operating Expenses for any year (including the Base Year), the following adjustments shall be made:

(i)                                     if less than one hundred percent (100%) of the Building rentable area shall have been occupied by tenants at any time during such year, Operating Expenses shall be deemed for such year to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had such occupancy been ninety-five percent (95%) throughout such year;

(ii)                                  if any tenant of the Building supplies itself with a service at any time during such year that Landlord would ordinarily supply without separately charging therefor, then Operating Expenses shall be deemed to include the cost that Landlord would have incurred had Landlord supplied such service to such tenant;

(iii)                               if Landlord successfully obtains a reduction in Taxes, then the Base Year shall thereafter be correspondingly reduced (on a dollars per square foot basis) to the extent of the reduction in Taxes;

(iv)                              if any Operating Expenses incurred for the Building, Property and/or the Complex consist of shared costs and expenses with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, cost sharing agreement, common area agreement, or otherwise, the shared costs and expenses shall be equitably allocated by Landlord between the Building, Property and/or the Complex (as applicable) and such other buildings or properties.

(d)                                 Landlord may furnish to Tenant at the commencement of the Term, or as soon thereafter as practicable, a statement of Landlord’s good faith estimate of Operating Expenses, and the amount of Tenant’s Share thereof (the ‘Estimated Share”), for the current calendar year. Landlord shall also furnish to Tenant as soon as reasonably practicable after the beginning of each calendar year of the Term following the first calendar year: (i) a statement (the “Expense Statement”) setting forth Operating Expenses for the previous calendar year, including Tenant’s Share thereof; and (ii) a statement of Landlord’s good faith estimate of Operating Expenses, and the amount of the Estimated Share for the then current calendar year. If Landlord from time to time determines that Landlord’s good faith estimate is incorrect, Landlord shall have the right to provide Tenant with a revised statement of Landlord’s good faith estimate of Operating Expenses for the then current year, in which event Tenant’s Estimated Share shall be adjusted accordingly.

(e)                                  Within fifteen (15) days after Tenant receives the Expense Statement, Tenant shall pay to Landlord the difference, if positive, between the Tenant’s Share of Operating Expenses for such previous year and the actual payments made by Tenant on account of Tenant’s Share during such calendar year, or if the actual payments exceed Tenant’s Share of Operating Expenses for such previous year, Tenant shall receive a credit against the next payment(s) of Rent falling due or, if the Lease shall have expired, a refund of such overpayment.

(f)                                   Unless Tenant shall give notice to Landlord that Tenant disputes the amount due in accordance with the following provisions, specifying the basis for such dispute, each Expense Statement furnished to Tenant by Landlord under this Section shall be conclusively binding upon Tenant as to the Operating Expenses and Tenant’s Share thereof due from Tenant for the period represented thereby; provided, however, that additional amounts due may be required to be paid by any supplemental statement furnished by Landlord. Pending resolution of any dispute, Tenant shall pay Tenant’s Share in accordance with the Expense Statement furnished by Landlord. Any payment due from Tenant to Landlord on account of Tenant’s Share of Operating Expenses not yet determined as of the Expiration Date shall be made within twenty (20) days after submission to Tenant of the next Expense Statement, which obligation shall survive the expiration or earlier termination of this Lease. in connection with any dispute or any information from Landlord’s records obtained by Tenant with respect thereto, Tenant covenants that (x) it will hold the results of any investigation into Landlord’s records in the strictest confidence (provided, however, that Tenant may discuss the results of such investigation with its attorneys, accountants and other consultants and use the information obtained in the investigation to the extent required in any legal or other proceedings related thereto or as may be required by applicable law); and (ii) it will cause any consultants retained by it to adhere to a similar covenant of confidentiality for the benefit of Landlord. Notwithstanding anything herein to the contrary, until ninety (90) days after Landlord’s delivery of an Expense Statement, Tenant shall have the right, upon not less than two (2) days’ advance written notice to Landlord, to examine or have its appointed accountant examine (during normal business hours), at Tenant’s sole cost and expense, Landlord’s records related to Operating Expenses and the Base Year, provided Tenant thereafter diligently and promptly completes such inspection, and such inspection privilege shall not delay Tenant’s obligation to pay on account all sums due pursuant to such Expense Statement. In the event Tenant’s examination discloses any discrepancy, Landlord and Tenant shall use their best efforts to resolve the dispute and make an appropriate adjustment. If the dispute is not amicably resolved within thirty (30) days after the completion of Tenant’s examination, the parties shall submit such dispute to arbitration pursuant to the rules and under the jurisdiction of the American Arbitration Association in Princeton, New Jersey. The decision rendered in such arbitration shall be final, binding and non-appealable. Except as set forth herein, the expenses of arbitration, other than individual legal and accounting expenses, which shall be the respective parties’ responsibility, shall be divided equally between the parties. In the event, by agreement or as a result of an arbitration decision, it is determined that Operating Expenses claimed by Landlord exceeded actual Operating Expenses by more than two percent (2%), the actual, reasonable costs to Tenant of Tenant’s audit (including legal and accounting costs) and the cost of such arbitration shall be reimbursed by Landlord. However, in the event it is determined in this same manner that Landlord’s Expense statement is correct or deviated in Tenant’s favor, then Tenant shall pay Tenant’s Share of Operating Expenses in accordance with the Expense Statement furnished by Landlord and pay the cost of such arbitration.

(g)                                  Beginning with the next installment of Annual Base Rent due after delivery of the statement of Tenant’s Estimated Share (including the first such delivery on or about the commencement of the Term), Tenant shall pay to Landlord, on account of Tenant’s Share of Operating Expenses, one-twelfth (1112) of the Estimated Share for the current calendar year multiplied by the number of full or partial calendar months elapsed during the current calendar year up to and including the month payment is made (less any amounts previously paid by Tenant on account of Tenant’s Share of Operating Expenses for such period). On the first day of each succeeding month up to the time Tenant shall receive a new statement of Tenant’s Estimated Share, Tenant shall pay to Landlord, on account of Tenant’s Share of Operating Expenses, one-twelfth (1/12) of the then current Estimated Share.

8.                                      UTILITIES FURNISHED TO DEMISED PREMISES.

(a)                                 In addition to the Annual Base Rent and Tenant’s Share of Operating Expenses, Tenant shall pay for all utilities (including, without limitation, gas and electricity and, to the extent separately billable, HVAC service) that are furnished to or consumed within the Demised Premises. If a submeter or direct meter is installed for any particular utility and if such submeter or direct meter is functioning properly, Tenant shall pay for its use and consumption of such utility based on its metered usage. If no meter or submeter is installed, Tenant shall pay a pro-rata share of the Aggregate Utility Charge (as hereinafter defined). The “Aggregate Utility Charge” means the total of all charges for the utility in question attributable to the Demised Premises (without any Landlord mark-up) and other areas of the Building covered by such utility (other than Common Areas) for the relevant billing period, and Tenant’s pro-rata share shall be based on the percentage that Tenant’s RSF bears to the total rentable square footage of the areas of the Building serviced by such utility; provided that if less than all of such areas have been occupied by tenants during the relevant billing period, then the Aggregate Utility Charge shall be the amount Landlord reasonably determines would normally be incurred for such utility service had all of such areas been occupied by tenants during such billing period. To the extent required, Landlord shall also make any necessary adjustments to equitably allocate the cost of utility services to the Common Areas, if such services are not separately metered.

(b)                                 Tenant shall pay all utility bills within ten (10) days after receipt by Tenant, either from Landlord or the billing authority. Landlord shall have the right, to be exercised by written notice to Tenant and to the extent that the same may be lawfully done, to direct Tenant to contract directly with the utility provider supplying electricity and/or gas to the

Building, in which event Tenant shall pay all charges therefor directly to the utility provider. Landlord shall at all times have the exclusive right to select the provider or providers of utility service to the Demised Premises and the Property, and Landlord shall have the right of access to the Demised Premises from time to time to install or remove utility facilities.

9.                                      SERVICES.

(a)                                 Subject to payment by Tenant of Operating Expenses and utilities as provided in Sections 7 and 8 above, Landlord shall provide or cause to be provided the following services throughout the Term:

(i)                                     Provide water for drinking, lavatory and toilet purposes on the floor(s) on which the Demised Premises are located;

(ii)                                  Furnish heat, ventilation and air-conditioning (“HVAC Service”) to the Demised Premises for ordinary office purposes between the hours of 8:00 a.m. and 6:00 p.m., Monday through Friday (legal holidays excepted). Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive HVAC Service during non-business hours, provided that Tenant pays to Landlord the standard rate then being charged by Landlord to tenants of the Building for overtime HVAC Service, as determined by Landlord from time to time (provided, however, that such rate shall not exceed $65.00 per hour, Landlord shall not impose upon Tenant any minimum usage requirement and no overtime surcharge shall be imposed to the extent that utilities required for HVAC Service to the Demised Premises are separately metered and all separately metered consumption charges are separately paid for by Tenant pursuant to Section 8 above);

(iii)                               Furnish electricity to the Demised Premises for ordinary biomedical research and development laboratory and ordinary office purposes. Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity or overall load, that which Landlord determines is standard for office use at the Building.

(iv)                              Provide janitorial services in accordance with Landlord’s building standard janitorial specifications as set forth on Exhibit “D” attached hereto. Any and all additional or specialized janitorial service desired by Tenant shall be contracted for by Tenant directly with a vendor approved by Landlord (such approval not to be unreasonably withheld, which permission shall not be unreasonably withheld, delayed or conditioned), and the cost and payment thereof shall be the sole responsibility of Tenant; and

(v)                                 Provide access, free of charge (including use of the freight elevator in the Building), to the Building and the Demised Premises twenty-four hours per day, seven days per week, subject to reasonable security measures as may be implemented by Landlord.

(b)                                 If Tenant requests permission to consume excess or supplemental electrical service, HVAC Service or other utility services (which permission shall not be unreasonably withheld or delayed), Landlord may condition its consent upon conditions that Landlord reasonably determines, all costs for such additional service, including, without limitation, required changes, replacements or additions to the existing facilities servicing the Demised Premises, shall be paid for by Tenant at Tenant’s sole cost and expense. Without limiting the foregoing, if Tenant’s usage of electricity or other utility service is substantially in excess of that for standard office tenancies and if such utility service to the Demised Premises is not separately metered to the Demised Premises pursuant to Section 8 above, Landlord reserves the right to adjust Tenant’s pro-rata share of such charges, as referred to in Section 8(a) above, in order to equitably reflect a surcharge for such excess use.

(c)                                  Tenant shall directly reimburse Landlord for any supplemental services requested by Tenant and supplied by Landlord, said reimbursement to be paid within ten (10) days after Tenant’s receipt of Landlord’s invoice therefor. Notwithstanding the foregoing, Landlord shall have no obligation to provide any such supplemental services to Tenant.

(d)                                 It is understood that Landlord does not warrant that any of the services referred to in this Section will be free from interruption from causes beyond the reasonable control of Landlord. No interruption of service shall ever be deemed an eviction or disturbance of Tenant’s use and possession of the Demised Premises or any part thereof or render Landlord liable to Tenant for damages, permit Tenant to abate Rent or otherwise relieve Tenant from performance of Tenant’s obligations under this Lease. Notwithstanding the foregoing, if any “Essential Service” (as hereinafter defined) which Landlord is required to provide to the Demised Premises pursuant to the terms of this Section is interrupted due to the negligence of Landlord, its agents or employees (a “Service Interruption”) and such Service Interruption causes all or a material portion of the Demised Premises to be untenantable (the “Affected Space”) for a period of three (3) or more consecutive business days after written notice (or oral notice if written is not possible) thereof from Tenant to Landlord’s customer service call center (the “Interruption Notice”), then, provided that Tenant shall have discontinued business operations in the Affected Space, the Annual Base Rent shall abate in the proportion that the rentable square footage of the Affected Space rendered untenantable bears to the rentable square footage of the Demised Premises, which abatement shall commence on the fourth (4th) business day following Landlord’s receipt of the Interruption Notice and expire on the earlier of Tenant’s re-commencement of business operations in the Affected Space or the date that the Service Interruption is remedied. Notwithstanding the foregoing, in no event shall Tenant be entitled to abatement or any other remedy if the interruption of any Essential Service is caused in whole or in part by the negligence of Tenant, its agents or employees. Tenant agrees that the rental abatement described herein shall be Tenant’s sole remedy in the event of a Service interruption and Tenant hereby waives any other rights against Landlord, at law or in equity, in connection therewith, including, without limitation, any right to terminate this Lease, to claim an actual or constructive eviction, or to bring an action for money damages. For purposes of this Section, an “Essential Service” shall mean the service provided by the HVAC systems, plumbing and waste disposal systems and electrical systems (to the extent supplied by Landlord). Nothing contained herein shall limit Tenant’s right to abatement in the case of a fire or other casualty or condemnation as provided in the “Fire or Casualty” or “Condemnation” Sections of this Lease.

10.                               CARE OF DEMISED PREMISES. Tenant agrees, on behalf of itself, its employees and agents that it shall:

(a)                                 Comply at all times with any and all federal, state and local statutes, regulations, ordinances, and other requirements of any of the constituted public authorities and insurers insuring the Building relating to Tenant’s use, occupancy or alteration of the Demised Premises;

(b)                                 Subject to the provisions of Section 12, below, maintain, repair and replace the interior, non-structural portions of the Demised Premises so as to keep same in safe, good order and repair, as and when needed, and replace all glass broken by Tenant, its agents, employees or invitees with glass of the same quality as that broken, except for glass broken by fire and extended coverage-type risks, and commit no waste in the Demised Premises;

(c)                                  Not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium);

(d)                                 Not make any alteration of or addition to the Demised Premises without the prior written approval of Landlord, (which approval shall not be unreasonably withheld, delayed or conditioned), except for interior, nonstructural alterations that do not exceed more than Two Dollars ($2.00) per rentable square foot of the Demised Premises in the aggregate in any one calendar year. All alterations performed in the Demised Premises by Tenant, whether or not requiring Landlord’s consent, shall be performed: (i) at Tenant’s sole cost and expense, (ii) by contractors and subcontractors approved in advance in writing by Landlord, and (iii) in a good and workmanlike manner and in accordance with all applicable laws and ordinances. Upon completion of any alterations requiring Landlord’s consent hereunder, Tenant shall pay to Landlord an amount equal to five percent (5%) of the total cost of such alterations to reimburse Landlord for review of all plans and specifications and final inspection of the work. All alterations to the Demised Premises by Tenant shall be the property of Tenant until the expiration or earlier termination of this Lease. Upon the expiration or earlier termination of this Lease, all such alterations shall remain at the Demised Premises and become the property of Landlord without payment by Landlord therefor. Notwithstanding the foregoing, Landlord, at Landlord’s option, shall have the right to require that any or all of such alterations be removed upon the expiration or earlier termination of the Lease by providing written notice thereof to Tenant, as a condition of Landlord’s approval, in which event Tenant, at Tenant’s sole cost and expense, shall remove such alterations and repair any resulting damage. Nothing in this Lease shall be construed to give the Landlord title to or prevent Tenant’s removal of Tenant’s trade fixtures, equipment and furniture, provided that Tenant repairs any damage to the Demised Premises caused by such removal;

(e)                                  With the exception of the Lessee Improvements approved by Landlord, not install any equipment of any kind whatsoever which might necessitate any changes, replacements or additions to any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other systems serving the Demised Premises or any other portion of the Building, or to any of the services required of Landlord under this Lease, without the prior written approval of Landlord, and in the event such consent is granted, such replacements, changes or additions shall be paid for by Tenant at Tenant’s sole cost and expense;

(f)                                   Not place signs on the Demised Premises except for (i) signs located entirely within the Demised Premises and which are not visible from the exterior of the Demised Premises, (ii) a suitable identification sign on the monument sign Landlord shall erect in the vicinity of the main entrance to the Building, and (iii) signs on doors provided that the lettering and text are approved by Landlord. In the event that signage is constructed at the entrance to or elsewhere in the Complex that identifies the occupants of the Complex or any material part of the Complex (as opposed to the occupants of any individual building in the Complex), Tenant shall be entitled to the use of a pro rata portion (based upon rentable square footage occupied) of such signage to identify itself thereon. Attached hereto as Exhibit “B-2” is Tenant’s logo, the use of which on such monument sign, Tenant’s door and on any other sign on which the Tenant may identify itself is approved by Landlord;

(g)                                  Not install or authorize the installation of any coin operated vending machine, except for the dispensing of coffee, and similar beverages to the employees of Tenant for consumption upon the Demised Premises and except as permitted by the Building rules and regulations referred to in paragraph 10(h), below; and

(h)                                 Observe the rules and regulations annexed hereto as Exhibit “C,”, as Landlord may from time to time amend the same, for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building, provided that such rules and regulations are enforced in a non-discriminatory manner; and provided, further, that Tenant shall be permitted to keep mice and other laboratory animals in the Demised Premises in connection with the conduct of its business.

11.                               MECHANICS’ LIENS. Prior to Tenant performing any alterations to the Demised Premises for which a lien could be filed against the Demised Premises or the Building, Tenant shall have its contractor execute and file in the appropriate public office a Waiver of Mechanics’ Lien, in form satisfactory to Landlord, and provide Landlord with an original copy thereof. Tenant shall, within thirty (30) days after notice from Landlord, discharge any mechanics’ lien for materials or labor claimed to have been furnished to the Demised Premises on Tenant’s behalf (except for work contracted for by Landlord) and shall indemnify and hold harmless Landlord from any and all claims, costs, damages, loss, liabilities and expenses (including, without limitation, reasonable attorney’s fees) incurred by Landlord in connection therewith.

12.                               REPAIRS AND MAINTENANCE. Landlord shall keep and maintain the Common Areas of the Building clean and in good working order. Landlord shall further make, or cause to be made, all necessary repairs to the structure and exterior of the Building, as well as to the mechanical, HVAC, electrical and plumbing systems servicing Building, provided that Landlord shall have no obligation to make any repairs until Landlord shall have received notice of the need for such repair. The cost of the foregoing maintenance and repairs shall be included in Operating Expenses except to the extent expressly excluded therefrom pursuant to Section 7. Notwithstanding the foregoing, all repairs made necessary by Tenant’s specific use, occupancy or alteration of the Building, or by the negligent acts of Tenant, its agents, employees or invitees (and, without limiting the foregoing, any repairs or maintenance required to any specialized or supplemental equipment installed by or for Tenant and not of a “building standard” nature), shall be made at the sole cost and expense of Tenant.

13.                               SUBLETTING AND ASSIGNING.

(a)                                 Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises, whether voluntarily or by operation of law, without first obtaining Landlord’s prior written consent thereto (which consent shall not be unreasonably withheld, delayed or conditioned). Tenant acknowledges that, without in any way limiting the foregoing, Landlord shall have the right to withhold its consent if, by way of example and not limitation, (i) the reputation or financial responsibility of a proposed assignee or subtenant is unsatisfactory to

Landlord, (ii) if such subtenant’s or assignee’s business is not for the Permitted Use or would significantly increase the density of personnel use, (iii) provided there is space available in the Building, if the proposed sublease or assignment is to a tenant of the Building or to a prospect with whom Landlord is then negotiating or has negotiated within the previous ninety (90) days, or (iv) if Tenant is in default in the payment or performance of any of its obligations hereunder. In addition, Tenant shall not mortgage, pledge or hypothecate this Lease without first obtaining Landlord’s prior written consent thereto (which consent shall not be unreasonably withheld, delayed or conditioned). Any assignment, sublease, mortgage, pledge or hypothecation in violation of this Section shall be void at the option of Landlord and shall constitute a default hereunder without the opportunity for notice or cure by Tenant.

(b)                                 A transfer or sale by Tenant of a majority of the voting shares, partnership interests or other controlling interests in Tenant shall be deemed an assignment of this Lease by Tenant requiring Landlord’s prior written consent pursuant to subparagraph (a) above. Notwithstanding the foregoing, so long as Tenant is not in default under this Lease, upon thirty (30) days prior written notice to Landlord, Tenant shall have the right, without Landlord’s consent, to sublet all or a portion of the Demised Premises or to assign this Lease to any entity which is an Affiliate (as hereinafter defined) of Tenant so long as the Affiliate has a net worth (excluding intangibles) equal to or greater than the net worth (excluding intangibles) of Tenant as of the date of this Lease or as of the date of the transfer, whichever is greater. As used herein, “Affiliate” shall mean any entity (x) that directly owns more than fifty percent (50%) of the voting shares, partnership interests or other controlling interests in Tenant, or (y) in which Tenant owns such controlling interests, or (z) with which Tenant is in common control by virtue of the ownership of such controlling interests by another person or entity.

(c)                                  Notwithstanding the foregoing, any such subletting or assignment (whether or not requiring Landlord’s consent) shall not in any way relieve or release Tenant from liability for the payment and performance of all obligations under this Lease (including, if applicable, obligations relating to any extension of the Term), and Tenant shall remain primarily liable to Landlord for all such obligations without release or limitation by reason of any action or inaction by Landlord (including without limitation any failure to take any action in the enforcement of this Lease against the assignee or subtenant, any release or inaction with respect to any security or collateral (including without limitation any failure to perfect any interest therein), any forbearance, any failure to provide any notice to Tenant, or any modification or amendment to this Lease). Furthermore, no assignment will be valid unless the assignee shall execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee’s ratification of and agreement to be bound by all the provisions of this Lease; and no subletting will be valid unless Tenant and the subtenant have executed and delivered to Landlord a sublease agreement pursuant to which such subtenant agrees that the sublease shall be subject to all of the terms and conditions of this Lease.

(d)                                 In the case of a sublease, Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of all subrents or other sums or economic consideration received by Tenant (after deducting Tenant’s reasonable costs of reletting), whether denominated as rentals or otherwise, in excess of the monthly sums which Tenant is required to pay under this Lease. In the case of an assignment of this Lease, Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of all sums or economic consideration received by Tenant for the assignment (after deducting Tenant’s reasonable costs in connection with the assignment), whether denominated as rentals or otherwise.

(e)                                  When Tenant requests Landlord’s consent to an assignment or sublease, it shall notify Landlord in writing of (i) the name and address of the proposed assignee or subtenant; (ii) the nature and character of the business of the proposed assignee or subtenant; (iii) financial information including, if reasonably available, financial statements of the proposed assignee or subtenant; (iv) the rental rate and material monetary terms, such as rent concessions, work, or work allowance, at which Tenant intends to sublet any of the Demised Premises or assign this Lease, the proposed commencement date of the sublet or assignment and, in the case of a sublet, the portion of the Demised Premises sought to be sublet and the length of the sublet, and (v) as soon as reasonably available, a copy of the proposed sublet or assignment documentation. Tenant shall thereafter promptly provide to Landlord any and all other information and documents reasonably requested by Landlord in order to assist Landlord with its consideration of Tenant’s request hereunder.

(f)                                   Notwithstanding the provisions set forth above, Landlord shall have ten (10) business days after receipt of the written notice furnished pursuant to subsection (e) above to elect to terminate this Lease in its entirety if the proposed transaction was an assignment or a sublease of substantially all of the Demised Premises, or to terminate this Lease only with respect to the space proposed to be sublet, if the proposed transaction was a sublease of less than substantially all of the Demised Premises, in each case by written notice to Tenant, in which event this Lease shall automatically terminate with respect to all or such portion of the Demised Premises as the case may be, on the ninetieth (90th) day following Tenant’s receipt of the such notice with the same force and effect as if the termination date had been designated as the expiration date of this Lease and, in the event this Lease is to terminate as to only a part of the Demised Premises, Landlord shall, as promptly as possible, perform all demising work necessary or appropriate to divide the space as to which this Lease is to terminate from the remainder of the Demised Premises in full compliance with all applicable laws, rules and regulations and fully restore to their prior condition the part of the Demised Premises as to which this Lease shall continue in effect. In the event that Landlord elects not to terminate the Lease wholly or in part as set forth above, then the remaining provisions of this Section 13 shall be applicable.

(g)                                  No subletting, occupancy or collection of rent with respect to a subtenant or assignee shall be deemed the acceptance of the subtenant or occupant as tenant under this Lease unless otherwise consented to by Landlord. The consent by Landlord to an assignment or subletting where such Landlord consent is required shall not in any respect be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

(h)                                 Tenant shall pay to Landlord, promptly upon demand therefor, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Landlord in connection with the granting of consent to any assignment of this Lease or sublease of all or any part of the Demised Premises.

14.                               FIRE OR CASUALTY. In the event that the whole or a substantial part of the Building or the Demised Premises is damaged or destroyed by fire or other casualty, then, within forty-five (45) days after the date that Landlord receives notice of such fire or other casualty, Landlord shall provide written notice to Tenant as to whether Landlord intends to repair or rebuild and the estimated time period for the completion thereof. In the event that Landlord’s notice provides that the repairs to the Demised Premises are estimated to require more than two hundred seventy (270) days to complete, then Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord within thirty days (30) after receipt of Landlord’s notice. In the event that Landlord elects to repair or rebuild (and Tenant does not have the right to, or has elected not to, terminate this Lease in accordance with the foregoing sentence), Landlord shall thereupon cause the damage (excepting, however, damage to Tenant’s furniture, fixtures, equipment and other personal property in, and all alterations and improvements performed by Tenant to, the Demised Premises, which shall be Tenant’s responsibility to restore) to be repaired with reasonable speed, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord, it being further understood that in such case this Lease shall remain in effect regardless of whether the actual time for completion of restoration shall differ from the initial estimate. In the event the damage shall be so extensive that Landlord shall decide not to repair or rebuild, or if any mortgagee, having the right to do so, shall direct that the insurance proceeds are to be applied to reduce the mortgage debt rather than to the repair of such damage, this Lease shall, at the option of Landlord, be terminated effective as of the date of casualty. To the extent and for the time that the Demised Premises are rendered untenantable on account of fire or other casualty, the Rent shall proportionately abate; provided, however, that if the tenantable portion of the Demised Premises is too small to be suitable for the Permitted Use, then Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord within thirty (30) days after the date of casualty.

15.                               EMINENT DOMAIN. If the whole or a substantial part of the Building is taken or condemned for a public or quasi-public use under any statute or by right of eminent domain by any competent authority or sold in lieu of such taking or condemnation, such that in the opinion of Landlord the Building is not economically operable as before without substantial alteration or reconstruction, this Lease shall automatically terminate on the date that the right to possession shall vest in the condemning authority (the ‘Taking Date”), with Rent being adjusted to said Taking Date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. Tenant shall have no claim against Landlord and no claim or right to any portion of any amount that may be awarded as damages or paid as a result of any taking, condemnation or purchase in lieu thereof; all rights of Tenant thereto are hereby assigned by Tenant to Landlord. If any part of the Demised Premises is so taken or condemned and this Lease is not terminated in accordance with the foregoing provisions of this Section, this Lease shall automatically terminate as to the portion of the Demised Premises so taken or condemned, as of the Taking Date, and this Lease shall continue in full force as to the remainder of the Demised Premises, with Rent abating only to the extent of the Demised Premises so taken or condemned; provided, however, that if the remaining portion of the Demised Premises is no longer suitable for the Permitted Use, then Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord within thirty (30) days after the Taking Date.

16.                               INSOLVENCY. (a) The appointment of a receiver or trustee to take possession of all or a portion of the assets of Tenant or any guarantor of Tenant’s obligations hereunder (a “Guarantor”) that is not removed within sixty (60) days, or (b) an assignment by Tenant or any Guarantor for the benefit of creditors, or (c) the institution by or against Tenant or any Guarantor of any proceedings for bankruptcy or reorganization under any state or federal law (unless in the case of involuntary proceedings, the same shall be dismissed within sixty (60) days after institution), or (d) any execution issued against Tenant or any Guarantor which is not stayed or discharged within fifteen (15) days after issuance of any execution sale of the assets of Tenant, shall constitute a breach of this Lease by Tenant. Landlord in the event of such a breach, shall have, without need of further notice, the rights enumerated in Section 17 herein. It is further agreed that for this purpose the term “Tenant° means the tenant in possession under this Lease and none other.

17.                               DEFAULT.

(a)                                 If (i) Tenant shall fail to pay Rent or any other sum payable to Landlord hereunder when due and such failure continues for more than five (5) days after written notice thereof from Landlord to Tenant (provided, however, that Landlord shall not be required to provide written notice to Tenant more than two times during any twelve month period), or (ii) any of the events specified in Section 16 occur; or (iii) Tenant fails to occupy the Demised Premises within ninety (90) days after the Commencement Date or abandons the Demised Premises during the term hereof or removes or manifests an intention to remove all or substantially all of Tenant’s goods or property therefrom other than in the ordinary and usual course of Tenant’s business; or (iv) Tenant sublets the Demised Premises or assigns this Lease in violation of the provisions of Section 13 hereof; or (v) Tenant fails to maintain the insurance required pursuant to Section 19 hereof; or (vi) Tenant fails to pay Landlord the Security Deposit within the time periods prescribed by Section 6 hereof; or (vii) Tenant fails to perform or observe any of the other covenants, terms or conditions contained in this Lease and such failure continues for more than fifteen (15) days after written notice thereof from Landlord (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure, but in any event within sixty (60) days after written notice thereof by Landlord); then and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

(i)                                     declare to be immediately due and payable, a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided;

(ii)                                  terminate this Lease upon written notice to Tenant and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required, and Tenant shall remain liable to Landlord as hereinafter provided; and/or

(iii)                               enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises, without being liable to Tenant for prosecution or damages therefor, and Tenant shall remain liable to Landlord as hereinafter provided.

(b)                                 For purposes herein, the Accelerated Rent Component shall mean the aggregate of:

(i)                                     all Rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

(ii)                                  the Annual Base Rent reserved for the then entire unexpired balance of the Term (taken without regard to any early termination of the Term by virtue of any default or any early termination rights set forth herein), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the Term which shall be capable of precise determination at the time of Landlord’s election to recover the Accelerated Rent Component, discounted to then present value at the Prime Rate (as defined in Section 7(b)(2)); and

(iii)                               Landlord’s good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the Term which shall not be capable of precise determination as aforesaid, discounted to then present value at the Prime Rate (and for such purposes no estimate of any component of the Additional Rent to accrue pursuant to the provisions of Sections 7 and Section 8 hereof shall be less than the amount which would be due if each such component continued at the average monthly rate or amount in effect during the twelve (12) months immediately preceding the default).

(c)                                  In any case in which Landlord shall have entered upon and repossessed the Demised Premises, Landlord may (but shall be under no obligation to attempt to) relet all or any portion of the Demised Premises for and upon such terms as Landlord, in its sole discretion, shall determine. Landlord need not consider any proposed tenant offered by Tenant in connection with such reletting. For the purpose of such retelling, Landlord may decorate or make reasonable repairs, changes, alterations or additions to the Demised Premises to the extent deemed desirable or convenient by Landlord. All costs of reletting, including, without limitation, the cost of such repairs, changes, alterations and additions, brokerage commissions and legal fees, shall be charged to and be payable by Tenant as Additional Rent hereunder. Any sums collected by Landlord from any new tenant shall be credited against the balance of the Annual Base Rent and Additional Rent due hereunder as aforesaid.

(d)                                 Tenant shall, with respect to all periods of time up to and including the expiration of the term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

(i)                                     In the event of termination of this Lease on account of Tenant’s default or breach, Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commissions, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable to Landlord, at Landlord’s option, monthly upon presentation to Tenant of a bill for the amount due or at such other intervals or times as Landlord shall determine.

(ii)                                  In the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the rent and all other charges payable under this

Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), and any amount due to Landlord shall be payable monthly, at Landlord’s option, upon presentation to Tenant of a bill for the amount due, or at such other intervals or times as Landlord shall determine.

(e)                                  If Landlord shall, after default or breach by Tenant, recover the Accelerated Rent Component from Tenant and it shall be determined at the expiration of the term of this Lease (taken without regard to early termination for default) that a credit is due Tenant because the net proceeds of reletting, as aforesaid, plus the amounts paid to Landlord by Tenant exceed the aggregate of rent and other charges accrued in favor of Landlord to the end of the term, Landlord shall refund such excess to Tenant (but not an amount more than the rent and additional rent paid by Tenant for any particular period of time), without interest, promptly after such determination.

(f)                                   Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain as damages incident to a termination of or default under this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved.

(g)                                  Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any Rent due upon a reletting.

(h)                                 Tenant shall pay upon demand all of Landlord’s costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord, incurred in enforcing Tenant’s obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned.

(i)                                     INTENTIONALLY DELETED.

(j)                                    INTENTIONALLY DELETED.

(k)                                 INTENTIONALLY DELETED.

(l)                                     If Annual Base Rent shall be overdue for more than five (5) days or if any other sum due from Tenant to Landlord shall be overdue for more than five (5) business days following receipt of Landlord’s invoice therefore, it shall thereafter bear interest at the rate of ten percent (10%) per annum.

(m)                             All remedies available to Landlord hereunder and at law and in equity shall be cumulative and concurrent. No termination of this Lease nor taking or recovering possession of the Demised Premises shall deprive Landlord of any remedies or actions against Tenant for Rent, for charges or for damages for the breach of any covenant, agreement or condition herein contained, nor shall the bringing of any such action for Rent, charges or breach of covenant, agreement or condition, nor the resort to any other remedy or right for the recovery of Rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No reentering or taking possession of the Demised Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such election to terminate is given by Landlord to Tenant.

(n)                                 NONWAIVER. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy allowed for the violation of such provision, even if such violation is continued or repeated, and no express waiver shall affect any provision other than the one(s) specified in such waiver and only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Demised Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. The receipt by Landlord of a lesser amount than the Annual Base Rent or any Additional Rent due shall not be construed to be other than a payment on account of the Annual Base Rent or Additional Rent then due, and any statement on Tenant’s check or any letter accompanying Tenant’s check to the contrary shall not be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the Annual Base Rent or Additional Rent due or to pursue any other remedies provided in this Lease or otherwise.

18.                               LANDLORD’S RIGHT TO CURE. Landlord may (but shall not be obligated), on five (5) days notice to Tenant (except that no notice need be given in case of emergency) cure on behalf of Tenant any default hereunder by Tenant, and the cost of such cure (including any attorney’s fees reasonably incurred) shall be deemed Additional Rent payable upon demand.

19.                               INSURANCE. Tenant shall at all times during the Term, including any renewal or extension thereof, at Tenant’s sole cost and expense, maintain in full force and effect with respect to the Demised Premises and Tenant’s use thereof from insurance companies reasonably acceptable to Landlord: (i) comprehensive general liability insurance, covering injury to person and property in amounts at least equal to Two Million Dollars ($2,000,000) per occurrence and annual aggregate limit for bodily injury and One Million Dollars ($1,000,000) per occurrence and annual aggregate limit for property damage, with increases in such limits as Landlord may from time to time reasonably request, and (ii) all-risk or fire and extended coverage insurance upon all furniture, trade fixtures, equipment and other personal property in, and all alterations and improvements performed by Tenant to, the Demised Premises for the full replacement value of the same. All liability insurance policies shall name Landlord, the Property Manager and at Landlord’s request any mortgagee of all or any portion of the Property as additional insureds. Tenant shall deliver to Landlord certificates of such insurance at or prior to the Commencement Date, together with evidence of paid-up premiums, and shall deliver to Landlord renewals thereof at least thirty (30) days prior to expiration. All such policies and certificates shall provide that such insurance coverage may not be cancelled or materially amended unless Landlord, the Property Manager and any mortgagee designated by Landlord as aforesaid are given at least thirty (30) days prior written notice of the same.

20.                               LIABILITY.

(a)                                 Each of the parties hereto hereby releases the other, to the extent of the releasing party’s insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect the policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available; provided that if an additional premium is charged for such waiver, the party benefiting therefrom agrees to pay the amount of such additional premium promptly upon being billed therefor.

(b)                                 Without limiting the foregoing, Landlord, its agents and employees shall not be liable to Tenant, and Tenant hereby releases Landlord, its agents and employees, for any loss of life, personal injury or damage to property in the Demised Premises from any cause whatsoever unless such loss, injury or damage is the result of the negligence or willful misconduct of Landlord, its agents or employees. Notwithstanding anything to the contrary set forth in this Lease, Landlord, its agents and employees shall in no event be liable to Tenant, and Tenant hereby releases Landlord, its agents and employees, for any loss or damage to property, whether or not the result of the negligence or willful misconduct of Landlord, its agents or employees, to the extent that Tenant would be covered by insurance that Tenant is required to carry hereunder or is covered by insurance regardless of the insurance requirements set forth herein, or to the extent of insurance customarily maintained by similarly situated tenants for the risk in question (even if Tenant failed to maintain such insurance). Tenant shall and does hereby indemnify and hold Landlord, its agents and employees harmless from and against any and all claims, actions, damages, liability and expenses (including reasonable attorneys fees) in connection with any loss of life, personal injury or damage to property in or about the Demised Premises or arising out of the use or occupancy of the Demised Premises by Tenant, its agents, employees, invitees or contractors, or occasioned in whole or in part by Tenant, its agents, employees, invitees or contractors, unless such loss, injury or damage was caused by the negligence or willful misconduct of Landlord, its agents or employees. Tenant’s covenants, obligations and liabilities under this Section shall survive the expiration or earlier termination of this Lease.

(c)                                  Notwithstanding anything to the contrary contained in this Lease, it is expressly understood and agreed by Tenant that none of Landlord’s covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or its partners, shareholders or trustees, or any of their respective partners, shareholders or trustees, and any liability for damage or breach or nonperformance by Landlord, its agents or employees or for the negligence of Landlord, its agents or employees, shall be collectible only out of Landlord’s interest in the Building and no personal liability is assumed by, nor at any time may be asserted against, Landlord or its partners, shareholders or trustees or any of its or their partners, shareholders, trustees, officers, agents, employees, legal representatives, successors or assigns, if any; all such liability, if any, being expressly waived and released by Tenant. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable to Tenant for any consequential damages, lost profits, loss of business or other similar damages, regardless of whether the same arises out of the negligence of Landlord, its agents or employees.

21.                               ENVIRONMENTAL MATTERS.

(a)                                 Tenant shall conduct, and cause to be conducted, all operations and activity at the Demised Premises in compliance with, and shall in all other respects applicable to the Demised Premises comply with, all applicable present and future federal, state, municipal and other governmental statutes, ordinances, regulations, orders, directives and other requirements, and all present and future requirements of common law, concerning the environment (hereinafter collectively called “Environmental Statutes”) including, without limitation, (i) those relating to the generation, use, handling, treatment, storage, transportation, release, emission, disposal, remediation or presence of any material, substance, liquid, effluent or product, including, without limitation, hazardous substances, hazardous waste or hazardous materials, (ii) those concerning conditions at, below or above the surface of the ground and (iii) those concerning conditions in, at or outside the Building.

(b)                                 Tenant, its agents, employees, contractors and invitees shall not cause or suffer or permit to occur in, on or under the Demised Premises any generation, use, manufacturing, refining, transportation, emission, release, treatment, storage, disposal, presence or handling of hazardous substances (including without limitation asbestos and petroleum products), hazardous wastes or hazardous materials (as such terms are now or hereafter defined under any Environmental Statute) or any other material, substance, liquid, effluent or product now or hereafter regulated by any Environmental Statute (all of the foregoing herein collectively called “Hazardous Substances”), except that biological, chemical and biochemical reagents and other substances, construction materials (other than asbestos or polychlorinated biphenyls), office equipment and cleaning solutions, and other maintenance materials that are or contain Hazardous Substances may be used, generated, handled or stored on the Demised Premises, provided such is incident to and reasonably necessary for the operation of Tenant’s business or the operation and maintenance of the Demised Premises for the Permitted Use and is in compliance with all Environmental Statutes and all other applicable governmental requirements. Should Tenant, its agents, employees, contractors or invitees cause any release of Hazardous Substances at the Demised Premises, Tenant shall immediately notify Landlord in writing and immediately contain, remove and dispose of, such Hazardous Substances and any material that was contaminated by the release and to remedy and mitigate all threats to human health or the environment relating to such release. When conducting any such measures the Tenant shall comply with all Environmental Statutes.

(c)                                  Tenant hereby agrees to indemnify and to hold harmless Landlord, its agents and employees, of, from and against any and all expense, loss or liability suffered by Landlord by reason of Tenant’s breach of any of the provisions of this Section, including, but not limited to, (i) any and all expenses that Landlord, its agents and employees may incur in complying with any Environmental Statutes, (ii) any and all costs that Landlord, its agents and employees may incur in studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of any Hazardous Substance or waste at or from the Demised Premises, (iii) any and all costs for which Landlord, its agents and employees may be liable to any governmental agency for studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of a Hazardous Substance or waste at/or from the Demised Premises, (iv) any and all fines or penalties assessed, or threatened to be assessed, upon Landlord, its agents and employees by reason of a failure of Tenant to comply with any obligations, covenants or conditions set forth in this Section, and (v) any and all legal fees and costs incurred by Landlord, its agents and employees in connection with any of the foregoing.

(d)                                 Tenant’s covenants, obligations and liabilities under this Section shall survive the expiration or earlier termination of this Lease.

(e)                                  Landlord represents and warrants to Tenant that, except as may be provided in that certain Site History Report, Ingersoll Rand Company Facility, Phillipsburg, New Jersey dated October 2004 (Document Number 03710-162-SHR) prepared by ENSR international, a letter from RT Environmental Services, Inc addressed to Mr. Thomas Kosonen of Bear Stearns Commercial Mortgage, Inc., dated September 8, 2004 containing an Executive Summary Modified Phase I Environmental Assessment of the Property, and a letter from RT Environmental Services, Inc addressed to Ms. Michele Devine of Preferred Real Estate Investments, Inc., dated May 10, 2005 containing a Report of indoor Air Quality Testing — 4th Floor – Building 20, Phillipsburg Commerce Center (collectively, the “Environmental Reports”), (i) to Landlord’s actual knowledge, the Property is not in violation of any applicable Environmental Statutes as of the date hereof, (ii) the Landlord has not received any notices of violations from any governmental authority with respect to violations of Environmental Statutes that remain uncured, (iii) to Landlord’s actual knowledge, no Hazardous Substances are present on the Property except those identified in the Environmental Reports and those contained in office equipment, cleaning solutions and other maintenance materials the use of which is incident to and reasonably necessary for the operation and maintenance of the Property and in compliance with all Environmental Statutes and all other applicable governmental requirements, and (iv) if the Demised Premises contains asbestos and asbestos- or formaldehyde-containing materials they will be remediated as required by Environmental Statutes or will be managed under an Operations and Maintenance Plan. Tenant acknowledges that Landlord has provided Tenant with a copy of the Environmental Reports and that Tenant has reviewed the same.

22.                               SUBORDINATION. This Lease is and shall be subject and subordinate to all of the terms and conditions of all underlying mortgages and to all ground or underlying leases of the entire Building which may now or hereafter encumber the Building and/or the Property, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided, however, that with respect to future mortgages, this Lease shall be subject and subordinate so long as the holder of any such mortgage shall have provided to Tenant a nondisturbance agreement which shall provide, inter alia, that (a) Tenant’s rights under this Lease shall not be extinguished by any foreclosure or other enforcement proceedings so long as Tenant is not in default under this Lease (b) subject to the foregoing, the Tenant’s rights under this Lease are subordinate to the rights of the holder of such mortgagee, and (c) Tenant shall attorn to the holder of such mortgage. Except as provided above, this clause shall be self-operative and no further instrument of subordination shall be necessary. Notwithstanding the automatic subordination of this Lease, Tenant shall execute, within five (5) business days after request, any certificate that Landlord may reasonably require acknowledging such subordination. If Landlord has attached to this Lease, or subsequently delivers to Tenant, a form of subordination agreement required by a mortgagee of the Property, Tenant shall execute and return the same to Landlord within five (5) business days after receipt thereof by Tenant. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien (subject to the limitations in Sections 20(c) and 31(c)), and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment.

23.                               ESTOPPEL STATEMENT. Tenant shall from time to time (but not more than twice in any twelve (12) month period), within five (5) business days after request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments or modifications), the dates to which Rent and other charges have been paid, and whether or not, to the best of Tenant’s knowledge, Landlord is in default or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified), and such other information reasonably requested by Landlord.

24.                               RESERVATION OF LANDLORD’S RIGHTS. Notwithstanding anything to the contrary contained herein, Landlord explicitly reserves, without limitation, the following rights, each of which Landlord may exercise without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Demised Premises and shall not give rise to any claim for setoff or abatement of Rent or any other claim or otherwise affect any of Tenant’s obligations hereunder:

(a)                                 to decorate or make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Property, including the Building and the Common Areas, and/or to discontinue the availability of any Common Areas or to substitute different Common Areas (provided that Landlord shall maintain such Common Areas as are necessary to provide reasonable access and use of the Demised Premises, and provided further that, during the continuance of any work by Landlord, Landlord may temporarily close doors, entrance ways, corridors or any other public areas of the Building, or temporarily suspend services or the use of facilities, so long as Landlord endeavors to minimize any undue disruption to Tenant’s access);

(b)                                 to regulate delivery of supplies and the usage of common loading docks, receiving areas and freight elevators, if any;

(c)                                  to enter the Demised Premises at reasonable times and upon reasonable notice to inspect the Demised Premises and to make repairs, alterations or improvements to the Demised Premises or other portions of the Building, including other tenants’ premises, provided that Landlord shall use reasonable efforts to avoid interference to the conduct of Tenant’s business operations therein;

(d)                                 to erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Demised Premises in reasonable locations, provided that Landlord shall use reasonable efforts to avoid material interference to the conduct of Tenant’s business operations therein; provided, however, that Landlord shall have no right to place any pipes or conduits in the Demised Premises except in concealed positions and provided the same do not reduce Tenant’s useable space. No such placement of pipes or conduits shall be made in the Demised Premises, and no entry shall be made by Landlord for the purpose of making repairs, alterations, improvements or additions, unless the latter or such placement of pipes or conduits is necessary to correct a default of Tenant, to carry out an obligation of Landlord to Tenant under this Lease, to perform a repair needed for the Building, to provide services to another tenant of the Building, or to comply with a requirement of law or the Board of Fire Underwriters where such compliance is the duty of Landlord under this Lease.

(e)                                  to exclusively utilize the roofs, telephone, electrical and janitorial closets, equipment rooms, building risers and similar areas that are used by Landlord for the provision of Building services; and

(f)                                   to show the Demised Premises to prospective mortgagees and purchasers and, during the six (6) months prior to expiration of the Term, to prospective tenants.

25.                               EXPIRATION OF TERM; HOLDING-OVER. Upon or prior to the expiration or earlier termination of this Lease, Tenant shall remove Tenant’s goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as existed at the inception of the Term, reasonable use and wear thereof, damage from fire and extended coverage type risks, and repairs which are Landlord’s obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant. Should Tenant continue to occupy the Demised Premises after the expiration of the Term, including any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limitation of any of Landlord’s rights or remedies therefor) be one at sufferance at a minimum monthly rental equal to one hundred fifty percent (150%) of the greater of: (i) the Rent payable for the last full month of the Term, or (ii) the fair market gross rental for the Demised Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or earlier termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of the Demised Premises by summary proceedings or otherwise. In the event that Landlord is unable to deliver possession of the Demised Premises to a new tenant or to perform improvements for a new tenant as a result of any holdover by Tenant after receipt of Landlord’s notice to vacate, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers as a result of Tenant’s holdover.

26.                               INTENTIONALLY DELETED.

27.                               FINANCIAL STATEMENTS. Upon the request of any mortgagee, prospective mortgagee or prospective purchaser of the Property, Tenant shall provide to Landlord complete copies of Tenant’s latest annual financial statements on file with the Securities and Exchange Commission and, subject to mutually acceptable confidentiality agreements, such other information as may be reasonably requested by such mortgagee and/or purchaser.

28.                               RENT, USE AND OCCUPANCY TAX. If, during the Term, including any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Demised Premises, Tenant’s use of the Demised Premises, or upon the amount of rentals collected therefor, Tenant will pay each month, as Additional Rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord.

29.                               QUIET ENJOYMENT. Tenant, upon paying the Rent, and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease and of record.

30.                               NOTICES. All notices required to be given hereunder shall be sent by registered or certified mail, return receipt requested, by Federal Express or other overnight express delivery service or by hand delivery against written receipt or signed proof of delivery, to the respective Notice Addresses set forth in Section 1 (Fundamental Lease Provisions), and to such other person and address as each party may from time to time designate in writing to the other. Notices shall be deemed to have been received on the date delivered when sent by hand delivery, the next day when sent by Federal Express or other overnight express delivery service, and within two (2) business days when sent by registered or certified mail.

31.                               LANDLORD’S REPRESENTATION AND WARRANTIES. The Landlord represents and warrants to and covenants with Tenant that:

(a)                                 Landlord is the fee owner of the Property;

(b)                                 Landlord has no knowledge of any pending or contemplated condemnation or eminent domain proceeding which would affect the Building or the Property or any part thereof and Landlord has received no notice that there is litigation, proceeding (zoning or otherwise) or governmental investigation pending or, to the knowledge of Landlord, threatened that might adversely affect the Demised Premises.

(c)                                  The Demised Premises is vacant as of the date hereof.

(d)                                 Landlord shall preserve as confidential any information concerning Tenant, its business or its personnel obtained as a consequence of any entry into the Demised Premises.

(e)                                  As of the date of this Lease, the certificate of occupancy for the Building permits occupancy of the Demised Premises by Tenant and the Permitted Use (including biomedical research and testing).

32.                               MISCELLANEOUS.

(a)                                 Tenant represents and warrants to Landlord that Tenant has dealt with no broker, agent or other intermediary in connection with this Lease other than Landlord’s Broker and Tenant’s Broker, if any, specified in Section 1 (Fundamental Lease Provisions), and that insofar as Tenant knows, no other broker, agent or other intermediary negotiated this Lease or introduced Tenant to Landlord or brought the Building to Tenant’s attention for the lease of space therein. Tenant agrees to indemnify, defend and hold Landlord and its partners, employees, agents, their officers and partners, harmless from and against any claims made by any broker, agent or other intermediary other than Landlord’s Broker or, if applicable, Tenant’s Broker, with respect to a claim for broker’s commission or fee or similar compensation brought by any person in connection with this Lease, provided that Landlord has not in fact retained such broker, agent or other intermediary. Landlord agrees to pay all commissions payable to Landlord’s Broker pursuant to a separate, written agreement between Landlord and Landlord’s Broker. If any

Tenant’s Broker is specified in Section 1 (Fundamental Lease Provisions), Landlord’s Broker shall pay Tenant’s Broker a co-brokerage commission pursuant to a separate, written agreement between Landlord’s Broker and Tenant’s Broker.

(b)                                 The term “Tenant” as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, limited liability companies, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. This Lease shall not inure to the benefit of any assignee, transferee or successor of Tenant except in accordance with the provisions of Section 13 of this Lease. Subject to the foregoing limitation, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant, its successors and assigns.

(c)                                  The term “Landlord” as used in this Lease means the fee owner of the Building or, if different, the party holding and exercising the right, as against all others (except space tenants of the Building) to possession of the entire Building. In the event of the voluntary or involuntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant’s security deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of the Landlord hereunder (either in terms of ownership or possessory rights). The successor in interest (including without limitation any holder of a mortgage who shall succeed to Landlord’s possessory or ownership interest) shall not (i) be liable for any previous act or omission of a prior landlord; (ii) be subject to any rental offsets or defenses against a prior landlord; (iii) be bound by any payment by Tenant of Rent in advance in excess of one (1) month’s Rent; or (iv) be liable for any security not actually received by it. Subject to the foregoing, and to the provisions of Section 20(c), the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

(d)                                 If either Landlord or Tenant institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, the prevailing party shall be entitled to all reasonable costs and expenses incurred by the prevailing party in connection with such litigation, including, without limitation, reasonable attorneys’ fees.

(e)                                  Time is of the essence of this Lease and all of its provisions.

(f)                                   If Landlord or Tenant is delayed or prevented from performing any of their respective obligations under this Lease due to strikes, acts of God, shortages of labor or materials, war, civil disturbances or other causes beyond the reasonable control of the performing party (“Force Majeure”), the period of such delay or prevention shall be deemed added to the time herein provided for the performance of any such obligation by the performing party. Notwithstanding the foregoing, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

(g)                                  Tenant shall not record this Lease or a short form memorandum of this Lease without the prior written consent of Landlord, and any such attempted recordation shall be void and of no force or effect and shall constitute a default hereunder, and Tenant hereby appoints Landlord its attorney-in-fact to file any instrument to remove or discharge from record any such recordation of the Lease or memorandum.

(h)                                 Any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Lease or any amendments or exhibits hereto.

(i)                                     This Lease, the exhibits, and any riders attached hereto and forming a part hereof set forth all of the promises, agreements, conditions, warranties, representations, understandings and promises between Landlord and Tenant relative to the Property, the Building, the Demised Premises and this leasehold and Tenant expressly acknowledges that Landlord and Landlord’s agents have made no representation, agreements, conditions, warranties, representations, understandings or promises, either oral or written, other than as herein set forth, with respect to the Property, the Building, the Demised Premises, this leasehold or otherwise. No alteration, amendment, modification, waiver, understanding or addition to this Lease shall be binding upon Landlord unless reduced to writing and signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord. Tenant agrees to execute any amendment to this Lease required by a mortgagee of the Building, which amendment does not materially adversely affect Tenant’s rights or obligation hereunder.

(j)                                    The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

(k)                                 If any provision contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (and the application of such provision to the persons or circumstances, if any, other than those as to which it is invalid or unenforceable) shall not be affected thereby, and each and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(l)                                     This Lease shall be governed by and construed in accordance with the laws of the State in which the Property is located, without giving effect to the principles of conflict of laws.

(m)                             This Lease may be executed in two or more counterparts, each of which shall be deemed to be an original hereof, but all of which, taken together, shall constitute one and the same instrument.

33.                               RENEWAL OPTION. Tenant shall have the option to extend the Term for one (1) additional period of five (5) years (the “Renewal Option”), under and subject to the following terms and conditions with respect to all of the Demised Premises:

(a)                                 The renewal term (the “Renewal Term”) shall be for a five (5) year period commencing on the day immediately following the expiration date of the Initial Term and expiring at midnight on the day immediately preceding the fifth (5th) anniversary thereof.

(b)                                 Tenant must exercise the Renewal Option, if at all, by written notice to Landlord delivered at least nine (9) months prior to the expiration of the Initial Term of this Lease, time being of the essence.

(c)                                  As a condition to Tenant’s exercise of the Renewal Option, at the time Tenant delivers its notice of election to exercise the Renewal Option to Landlord, this Lease shall be in full force and effect, Tenant shall not have assigned this Lease or sublet the Demised Premises, and Tenant shall not be in default in the performance of any of its obligations hereunder beyond any applicable cure period.

(d)                                 The Renewal Term shall be on the same terms and conditions contained in this Lease, except that (i) the Annual Base Rent shall be $20.25 per rentable square foot for the Demised Premises, and (ii) Tenant shall not be entitled to any allowances or other concessions with respect to the Renewal Term.

(e)                                  Except for the specific Renewal Term set forth above, there shall be no further privilege of renewal.

34.                               RIGHT OF FIRST OFFER. Provided that Tenant is not in default under the terms of this Lease beyond any applicable cure period, Tenant shall have a on-going right of first offer (the “Right of First Offer”) to lease the space identified on Exhibit “E” attached hereto and located on the fourth (4th) floor of the Building, consisting of approximately 17,696 rentable square feet in the aggregate (the “First Offer Space”), upon the following terms and conditions:

(a)                                 In the event that Landlord anticipates that all or any portion of the First Offer Space may become available during the Term, Landlord shall give Tenant written notice of the availability of all or such portion of the First Offer Space, as the case may be (the “Offered Space”), setting forth the terms and conditions (including, without limitation, the rental rate and the duration of the proposed term, etc.) upon which Landlord would be willing to lease the Offered Space (“Landlord’s Availability Notice”). Within five (5) days after Tenant’s receipt of Landlord’s Availability Notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect either (i) to lease the entire Offered Space on the terms and conditions set forth in Landlord’s Availability Notice, or (ii) to decline to lease the Offered Space. If Tenant fails to elect clause (i) within such ten (10)–day period, then Tenant shall be deemed to have declined to lease the Offered Space. In the event that Tenant declines (or is deemed to have declined) to lease the Offered Space, then Landlord shall be free to lease the Offered Space to any other party(ies); however, Tenant shall retain its first offer rights hereunder with respect to any part of the First Offer Space (i) that was not covered by Landlord’s Availability Notice; (ii) that was not covered by any previous Landlord’s Availability Notice; and (iii) that becomes available in the future after a tenant vacates such First Offer Space that Tenant may decline to lease in accordance with this Section.

(b)                                 If Tenant elects to lease the Offered Space in accordance with subparagraph (a) above (upon such election, the “Additional Space”), then Landlord and Tenant shall execute an amendment to the Lease to provide for the inclusion of the Additional Space under the terms and conditions set forth in Landlord’s Availability Notice. Except as provided in Landlord’s Availability Notice, all other terms and conditions of the Lease shall apply to the Additional Space except that: (i) Tenant’s Fraction with respect to Operating Expenses shall be increased to take into account the square footage of the Additional Space and all other terms of the Lease affected by the addition of such square footage shall be adjusted accordingly, (ii) Landlord shall not be required to perform any improvements to the Additional Space unless specifically provided for in Landlord’s Availability Notice, and (iii) Tenant shall not be entitled to any allowances, credits, options or other concessions with respect to the Additional Space unless specifically provided for in Landlord’s Availability Notice.

(c)                                  The effective date of the addition of the Additional Space to the Demised Premises shall be the date that Landlord delivers possession of the Additional Space to Tenant in accordance with the terms of Landlord’s Availability Notice.

(d)                                 Except as otherwise provided in Landlord’s Availability Notice, Tenant agrees to accept the Additional Space in its “AS IS” condition, in the then current physical state and condition thereof, without any representation or warranty by Landlord.

(e)                                  Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer hereunder is subject to all expansion, extension, and first offer rights which Landlord (or any predecessor to Landlord’s interest in the Property) has granted to Flowserve US, Inc. prior to the date of this Lease. Thus, Landlord’s Availability Notice will be delivered to Tenant only after Landlord has appropriately notified and received negative responses from Flowserve US, Inc.

35.                               ROOF ACCESS. Tenant, at Tenant’s sole cost and expense, shall have the non-exclusive right to locate HVAC equipment (collectively, the “HVAC Equipment”) on the roof of the Building in a location reasonably determined by Landlord, but in no event to exceed five thousand (5,000) square feet of roof area. All roof work shall be coordinated with Landlord’s roofing contractor and all plans for equipment and installation shall be subject to the review and approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned provided that the installations are properly designed to limit potential damage or excessive stress of the roof areas and that the proposed HVAC Equipment is for the use of the Tenant in the normal course of its business. Should Landlord have a roof bond in effect, Tenant shall utilize Landlord’s roofing contractor for any roof penetrations necessary for installation. Tenant acknowledges that Landlord’s review and approval of any plans for the HVAC Equipment shall not constitute an acknowledgement by Landlord that, without limitation, the proposed HVAC Equipment complies with all applicable laws and requirements, will not damage or cause excessive stress to the roof areas, or will not cause any Interference (as hereinafter defined), all of which shall be Tenant’s responsibility to ensure notwithstanding any approval by Landlord as to such plans. All costs relating to the HVAC Equipment shall be borne solely by Tenant, including, without limitation, all costs related to: (i) the installation of the HVAC Equipment, including all required permits and approvals therefor; (ii) the operation, maintenance, repair and/or replacement of the HVAC Equipment throughout the Term; (iii) all utilities (including consumption and installation costs); (iv) compliance with all applicable legal requirements of governmental authorities; (v) taxes levied on the HVAC Equipment, if any; (vi) removal of the HVAC Equipment upon the expiration or earlier termination of this Lease and the repair of any damage occasioned thereby; (vi) repairs to the roof caused by the HVAC Equipment or installation thereof. The HVAC Equipment shall not cause any interference to: (I) the Building or the operation thereof; (ii) the equipment of Landlord and any tenants, licensees or occupants which are in existence prior to the date of Tenant’s installation of its HVAC Equipment; or (iii) the reception or transmission of communication signals by or from any antenna, satellite dishes or similar equipment installed by Landlord or any tenants, licensees or occupants that have been installed prior to the date of Tenant’s installation of its HVAC Equipment (collectively, “Interference”). In the event of any such Interference, Tenant shall, within forty-eight (48) hours after written notice from Landlord, fully remedy such Interference at Tenant’s sole cost and expense, and Tenant shall further indemnify, defend and hold Landlord, its agents and employees harmless from and against any and all claims, demands, liabilities, costs and expenses (including, without limitation, reasonable attorney’s fees) suffered or incurred by Landlord arising out of or in any way related to Tenant’s use and operation of the HVAC Equipment. Upon the expiration or earlier termination of this Lease, Tenant may remove all HVAC Equipment and if removed, shall repair all damage occasioned thereby, which obligation shall survive the expiration or earlier termination of the Lease. In the event that any of the HVAC Equipment is not so removed or any damage caused by the removal is not so restored, the HVAC Equipment shall be considered abandoned and Landlord may use, remove, dispose of, and/or store the HVAC Equipment. If Tenant removes the HVAC Equipment and fails to repair any damage, as Landlord determines in its sole discretion, the cost of such repair shall be charged to Tenant. Notwithstanding the provisions of Section 13 to the contrary, Tenant shall not sublease any portion of the roof area utilized by Tenant hereunder to any unaffiliated third parties.

36.                               PARKING. Landlord shall provide Tenant, throughout the Term, with the use of up to four (4) parking spaces per one-thousand (1,000) rentable square feet of the Demised Premises, of which eight (8) parking spaces shall be reserved for Tenant’s exclusive use and the balance of such parking spaces shall be non-reserved. The reserved parking spaces shall be located in the area identified on Exhibit “F” attached hereto, and the non-reserved parking spaces shall be located in the general parking area at the Property.

37.                               DELIVERY FOR EXAMINATION. DELIVERY OF THE LEASE TO TENANT SHALL NOT BIND LANDLORD IN ANY MANNER, AND NO LEASE OR OBLIGATIONS OF LANDLORD SHALL ARISE UNTIL THIS INSTRUMENT IS SIGNED BY BOTH LANDLORD AND TENANT.

IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first above written.

LANDLORD:

PHILLIPSBURG ASSOCIATES, L.P.,
a Pennsylvania limited partnership

By: PHILLIPSBURG, INC.
Witness:	Its general partner

/s/ Dana Coleman	By:	/s/ Timothy McKenna
Name: Timothy McKenna
Title: Vice-President

TENANT:

Attest:	CELLDEX THERAPEUTICS, INC.

	By:	/s/ Anthony S. Marucci
Name: Anthony S. Marucci
Title: Vice President, Chief Financial Officer

EXHIBIT “A”

DEMISED PREMISES

EXHIBIT “B”

SPACE PLAN

EXHIBIT “B-I”

CONSTRUCTION STANDARDS

I.                                        PARTITIONS

A.                                    Provide fire/U.L. rated partitions in accordance with applicable code requirements.

B.                                    Drywall and insulate perimeter walls with 1/2” sheet rock on metal studs to underside of deck to meet USG standards. Provide minimum R-11.

C.                                    Standard partitions to be 3-5/8” 25 GA metal studs at 16” a/c to underside of ceiling grid. Metal runner at floor and ceiling. Typical at all locations unless otherwise noted.

D.                                    Secure sound partition to be 3–5/8 25GA metal studs at 16” o/c to underside of deck with 5/8” drywall and sound attenuation bats. Location: Mechanical and electric rooms.

E.                                     Sound partition, same as standard partition, with sound attenuation bats in wall and laid 2’-O” on each side of wall typical location: Conference rooms and Boardroom.

F.                                      All partitions to have control/expansion joints as recommended by USG.

II.                                  DOORS AND HARDWARE

A. Interior single doors to be 3’-0” x 7’0” solid core birch doors with stain grade veneer. Doorframes to be painted hollow metal with a minimum of 3 door silencers. Typical all interior single door.

B. Entrance doors to be pair of 3’-0” x 7’O” solid birch stain grade 6 lite doors with similar hardware as office doors with surface mounted closer and deadbolt.

C. Interior doors to receive full mortise 5 knuckle hinges, wall-mounted doorstops and Schiage or approved equal passage sets, unless otherwise noted.

D. Storage rooms, computer rooms, file rooms, conference rooms, etc. to receive same hardware as interior rooms with cylinder locksets.

E. All hardware to have brushed aluminum finish.

III.                             FLOOR FINISHES

A. All floors to be prepared in strict accordance with manufacturer’s recommendations for first quality installation.

B. Flooring samples submitted to tenant for final approval. Selections from manufacturers standards.

C. Typical carpets to be 26 oz level loop Bigelow: New Basics or equal direct glue down throughout.

D. Vinyl floors located in “wet” rooms, pantries, kitchens, lunchroom, storage rooms or closets, telecom rooms etc. Vinyl to be Armstrong Excelon or approved equal.

E. Vinyl base to be installed at all carpet and vinyl areas manufactured by Roppe or approved equal.

IV.                              WALL FINISHES

A.                                    All drywall/block walls to receive 2 coats (1 primer and 1 paint) of flat latex wall paint, MAB or equivalent.

B.                                    All trim and hollow metal doorframes to receive 2 coats of Alkyd enamel, semi-gloss by MAB or equivalent.

C.                                    Doors to be either factory or field stained, or field painted with similar paint trim.

D.                                    Furnish wall coverings @ main conference room and Lobby.

V.                                   CEILINGS

A.                                    All ceilings to be 2x4 acoustical ceiling one directional-fissured tile with 15/16” “tee” grid unless otherwise noted. Located all areas unless otherwise noted.

VI.                              MINI BLINDS

A.                                    Furnish and install 1” horizontal mini blinds.

VII.                         MILLWORK / CASEWORK

A.                                    Furnish and install a maximum of 6 LF of plastic laminate base cabinets with counter top and back splash at pantries.

B.                                    Furnish and install paint grade shelf and rod at each coat closet.

VIII. FIRE PROTECTION

A.                                    Provide one each 10 lb. ABC fire extinguisher with cabinet per 4000 SF or as required to meet local code, and at kitchen/pantries.

B.                                    Furnish and install branch and distribution sprinkler piping from base building mains. Size piping based on hydraulic calculations or pipe schedule if applicable.

C.                                    Provide semi recessed sprinkler heads spaced to meet building requirement coverage.

D.                                    Furnish and install tampers and flows switch, as required by code.

IX. HVAC

A.                                    Furnish and install ductwork, flex, and diffusers from base building risers and drops for all tenant areas.

B.                                    Provide additional digital programmable thermostats for zones added by tenant design.

X. ELECTRICAL SYSTEM

A.                                    Provide electrical circuiting, switching, and lighting documents for review by tenant.

B.                                    All installation per local code and the most recent update of the NEC.

C.                                    Lighting to be 3 tube 2x4 deep cell parabolic fixtures with electronic ballast and T-8 lamps. All fit-up areas, 1 fixture per 80 sq. ft.

D.                                    Typical workstation to have 2 – 20 amp circuits per 4 workstations fed through walls, column or power pole.

E.                                     Outlets to be provided as follows;

•                                          Private office: 3 standard 20 amp duplex outlets

•                                          Meeting/Conference rooms: 1 standard 20 amp duplex each wall

•                                          Lunch room: Receptacles as required for refrigerator, microwave, and coffee maker. GFI outlet at counter facility.

•                                          General corridors/ Public Space: 1 standard 20-amp duplex spaced at a maximum distance of 40’ or as required by local code.

J.                                        TeleData: All teledata work is to be provided by tenant. Tenants telecom contractor to provide any fire backboard required. (Fire rated)

K.                                   Provide additional fire alarm devices as required by the fit-out to meet the requirements of local code, NFPA, BOCA and ADA. Same system will be utilized as the base building system.

H.                                   Security: by tenant

EXHIBIT “B-2”

TENANT’S SIGNAGE

EXHIBIT “C”

BUILDING RULES AND REGULATIONS

1.                                      The sidewalks, entryways, passages, corridors, stairways and elevators shall not be obstructed by any of the tenants, their employees or agents, or used by them for purposes other than ingress or egress to and from their respective suites. All safes or other heavy articles shall be carried up or into the leased premises only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify a maximum weight and proper position or location of any such safe or other heavy article. The Tenant shall pay for any damage done to the Building by taking in or removing any safe or from overloading any floor in any way. The Tenant shall pay for the cost of repairing or restoring any part of the Building, which shall be defaced or injured by a tenant, its agents or employees.

2.                                      Each Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the leased premises for the tenant to Landlord for Landlord’s approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

3.                                      No, sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as specified in a tenant’s lease. Signs on or adjacent to doors shall be in color, size and style approved by Landlord, the cost to be paid by the tenants. Landlord will provide a directory in a conspicuous place, with the names of tenants, Landlord will make any necessary revision in this within a reasonable time after notice from the tenant of an error or of a change making revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord.

4.                                      No tenant shall do or permit anything to be done in its leased premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire prevention and safety, or with any regulations of the fire department, or with any rules or ordinances of any Board of Health or other governing bodies having jurisdiction over the Building.

5.                                      The janitor of the Building may at all times keep a pass-key, and said janitor and other agents of the Landlord shall at all times, be allowed admittance to the leased premises for purposes permitted in Tenant’s lease.

6.                                      No additional locks shall be placed upon any doors without the written consent of the Landlord. All necessary keys shall be furnished by the Landlord, and the same shall be surrendered upon the termination of this Lease, and the Tenant shall then give the Landlord or its agents explanation of the combination of all locks upon the doors of vaults.

7.                                      The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or abuse by a tenant or its agents, employees or invitees, shall be borne by the Tenant.

8.                                      No person shall disturb the occupants of the Building by the use of any musical instruments; the making or transmittal of noises which are audible outside the leased premises, the making of odors which are apparent outside the leased premises, or any unreasonable use. No dogs or other animals or pets of any kind will be allowed in the Building, except for mice and other laboratory animals in the Demised Premises in connection with the conduct of its business, as set forth in Section 10 herein.

9.                                      Nothing shall be thrown out of the windows of the Building or down the stairways or other passages.

10.                               Tenants shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

11.                               If any tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to what and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted.

12.                               If a tenant desires shades, they must be of such shape, color, materials and make as shall be prescribed by Landlord. No outside awning shall be permitted.

13.                               No portion of the Building shall be used for the purposes of lodging rooms or for any immoral or unlawful purposes.

14.                               No tenant shall store anything outside the Building or in any common areas in the Building.

15.                               All vending machines and/or services dispensing food or snacks require Landlord approval.

EXHIBIT “D”

SPECIFICATIONS FOR

JANITORIAL SERVICES

A.                                    Daily: The following services are to be performed on a daily basis (Monday through Friday, except for legal holidays, unless otherwise provided herein):

1.                                      Empty all trash containers, wastebaskets and recycling containers, including all exterior trash containers

2.                                      Damp wipe all areas of desk and credenza tops, file cabinets, counters, sills and ledges. Dust under all desk equipment and telephone and replace same. Clean and disinfect telephone equipment.

3.                                      Dust mop all hard surface flooring and remove debris or dust buildup from corners. Damp mop cove base and any areas where spillage may have occurred.

4.                                      Vacuum all carpeted areas and remove spots from carpet and mats. Remove gum, tar, etc. adhering to floor.

5.                                      Vacuum entrance mats and runners.

6.                                      Remove finger marks and smudges from all doors, frames, walls, partitions, switch plates and glass.

7.                                      Wash and squeegee clean all side lights to offices and all glass doors.

8.                                      Damp wipe the framework and ledges at all entrance ways. Dust picture frames, baseboards, and wall hangings as needed.

9.                                      Special attention is to be paid to all common areas such as lobbies, reception areas and conference areas to maintain superior quality of appearance.

10.                               Trash and debris is to be removed to a dumpster area so designated at the site, secured in heavy-duty plastic bags. Trash bags are to be placed in a cart to be taken to dumpster. Trash bags are not to be put in elevator unless they are in a cart. Nothing in tenant space is to be thrown away unless in a wastebasket or specifically marked trash.

11.                               Wipe down all vinyl floor mats as needed.

12.                               Clean elevator thresholds nightly, certificate holder and panels.

13.                               Clean, sanitize and polish all drinking fountains.

14.                               Wipe down all tenant and building doors to remove fingerprints and soil.

15.                               Cleaning and disinfecting of lavatories.

(a)                                 Empty all waste containers and replace bags inside containers (plastic liners purchased specifically for recessed stainless containers, shall remain in containers after trash is removed.

(b)                                 Sweep and/or damp mop floors.

(c)                                  Fill and maintain all toilet tissue, soap and towel dispensers, personal seat dispensers and sanitary protection dispensers. Sanifresh gentle lotion cleaner or liquid soap, napkin receptacle, trash can liners, personal seat covers.

(d)                                 Disinfect all fixtures and disposals.

(e)                                  Thoroughly clean and disinfect all sinks, bowls and urinals. Pour water down floor drains on each floor.

(f)                                   Clean all counter tops and cosmetic shelves.

(g)                                  Clean and polish all mirrors and chrome fixtures.

(h)                                 Damp mop floor (including the cafeteria) with disinfecting solution including tile baseboards, pay special attention to corners and under urinals.

(i)                                     Clean and polish outside of all waste containers. 0) Wipe down entrance doors and signage.

(k)                                 Wipe down wail tile as needed.

(1)                                 High dust all partitions and low dust baseboards. (m) Clean and disinfect all sanitary disposal units.

16.                               As needed basis:

High dust all horizontal and vertical surfaces not reached daily.

17.                               Turn off all lights and secure all designated interior doors and all exterior entrances upon completion of work assignments according to the security procedures as to each tenants individual security system. Supervisor should check all doors at the end of each evening to ensure they are secure.

18.                               All dumpster areas are to be kept clean.

19.                               Areas provided for storage of janitorial supplies and equipment to be kept orderly and clean at all times.

B.                                   Weekly

1.                                      Maintain marble surfaces with Multi-Seal as per manufacturer’s specifications. 46

2.                                      Maintain all types of flooring as per manufacturer’s specifications.

3.                                      Sweep entrance to building.

4.                                      Dust tops of cubicle furniture.

C.                                   Monthly

1.                                      All lights lenses and air diffusers are to be cleaned the first Friday of each month.

2.                                      Damp wash diffusers, vents, grills and light lenses that are soiled.

3.                                      Dust venetian blinds and window frames (every other month).

D.                                   Quarterly

1.                                      Strip and wax all VCT tile in all tenant and common areas.

2.                                      Perform maintenance to all types of flooring as per manufacturer’s specifications.

E.                                   Semi-Annually

1.                                      Damp wipe venetian blinds.

F.                                    Performance of Extra Janitorial Services

Performance of any extra work over and above the scope of the contract will be done only by written authorization by Landlord. Invoicing for same will be separate from regular invoicing. A purchase order must be obtained prior to performing work. If a purchase order is not obtained prior to work being performed, Landlord will not be responsible for the cost of same.

Extras shall include cleaning services and trash removal to be provided on Saturdays and Sundays or related Tenant’s activities on weekends (e.g., cleaning the Premises prior to commencement of business on Mondays). In the event Tenant requires such services, Tenant shall provide a written request to Landlord therefore and Tenant shall promptly pay Landlord, upon presentation of a bill or bills therefore, for the cost of such additional services.

G.                                  Tenant’s Right to Hire Additional Help

Provided that no undue interference is caused to Landlord’s Contractor, Tenant shall have the right, as its sole cost and expense, with prior written approval by Landlord, to hire additional service for the cleaning of the premises. All labor, supervision equipment, and cleaning supplies required for the proper performance of this work, unless otherwise specified, is to be furnished by a contractor of Tenant’s choice. Contractor must provide Landlord with adequate insurance coverages.

EXHIBIT “E”

RIGHT OF FIRST OFFER SPACE

EXHIBIT “F”

RESERVED PARKING SPACES